UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Basic Energy Services, Inc.

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Basic Energy Services, Inc.
801 Cherry Street, Suite 2100
Fort Worth, Texas 76102

NOTICE OF THE 2017
ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders of Basic Energy Services, Inc. will be held on Thursday, May 25, 2017, at 10:00 a.m. local time, at the Fort Worth Club, located at 306 W 7th Street, Fort Worth, Texas 76102, for the following purposes:

1.	To elect three Class I directors to serve a three-year term;

2.	To approve the Basic Energy Services, Inc. Non-Employee Director Incentive Plan;

3.	To approve, on a non-binding advisory basis, our named executive officer compensation;

4.	To approve an advisory vote on the frequency of future advisory votes on executive compensation;

5.	To ratify the appointment of KPMG LLP as our independent auditor for fiscal year 2017; and

6.	To transact such other business as may properly come before the meeting, or any adjournment of it.
Stockholders of record at the close of business on March 30, 2017 are entitled to vote at the meeting or any adjournment. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours at our offices at 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102 during the ten days prior to the meeting. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the meeting to constitute a quorum.
Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m., and seating will begin at 9:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting. You may obtain directions to the Fort Worth Club by calling (817) 334-4100.

By Order of the Board of Directors,
Alan Krenek,
Secretary
Fort Worth, Texas
April 12, 2017

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to Be Held on May 25, 2017: This notice, the proxy statement for the 2017 Annual Meeting of the Stockholders, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2016 are available at https://materials.proxyvote.com.

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PLEASE VOTE BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS DESCRIBED IN THE ACCOMPANYING PROXY CARD OR, IF THE ATTACHED PROXY STATEMENT AND A PROXY CARD WERE MAILED TO YOU, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

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PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2017
GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors in connection with the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Basic Energy Services, Inc., a Delaware corporation (the “Company” or “Basic”), to be held at the Fort Worth Club, located at 306 W 7th Street, Fort Worth, Texas 76102, on Thursday, May 25, 2017, at 10:00 a.m. local time. Stockholders of record at the close of business on March 30, 2017 are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof.
When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted on the proxy. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address provided below or by attending the meeting in person and so notifying the inspector of elections.
Management does not intend to present any business for a vote at the 2017 Annual Meeting other than (i) the election of directors, (ii) the approval of the Basic Energy Services, Inc. Non-Employee Director Incentive Plan (the “Director Incentive Plan”), (iii) the approval, on a non-binding advisory basis, of our named executive officer compensation, (iv) the approval of an advisory vote on the frequency of future advisory votes on executive compensation and (v) the ratification of KPMG LLP as the Company’s independent auditor for fiscal year 2017. Unless stockholders specify otherwise in voting instructions to their broker, their shares (i) will not be voted in (a) the election of the nominees listed in this proxy statement, (b) the approval of the Director Incentive Plan, (c) the advisory approval of executive compensation, or (d) the approval of an advisory vote on the frequency of future advisory votes on executive compensation, and (ii) will be voted FOR the ratification of KPMG LLP as the Company’s independent auditor. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment.
The complete mailing address of the Company’s executive offices is 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102. A notice of the 2017 Annual Meeting, proxy statement and proxy card were made available on or about April 12, 2017, and if you are receiving this by mail, a proxy statement, proxy card, our 2016 Annual Report and our Form 10-K for the fiscal year ended December 31, 2016 are enclosed.

VOTING PROCEDURES
A majority of the outstanding shares of our common stock present in person or represented by proxy at the 2017 Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining whether a quorum is present at the 2017 Annual Meeting. Broadridge Financial Solutions, Inc. will tabulate all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The Company will appoint an inspector of elections at the meeting.
The affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of each nominee for director. The affirmative vote of holders of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for (i) the approval, on a non-binding advisory basis, of our named executive officer compensation, (ii) the approval of the Director Incentive Plan, (iii) ratification of KPMG LLP as the Company’s independent auditor and (iv) any other matters presented for a vote of stockholders.
Abstentions will not count as votes cast for the election of directors or for any other proposal. As a result, abstentions will have no effect on Proposal 1 and will have the same practical effect as votes against Proposal 2, Proposal 3, Proposal 4 and Proposal 5, and each other proposal presented for a vote at the 2017 Annual Meeting. Brokers do not have discretionary voting authority with respect to the election of directors or executive compensation matters. Accordingly, broker non-votes will not have any effect on Proposal 1, Proposal 2, Proposal 3, or Proposal 4. Because brokers generally have discretionary authority to vote on the ratification of our independent auditor, broker non-votes represented by submitted proxies will be taken into account in determining the outcome of Proposal 5.
Stockholders who submit proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies submitted by other stockholders.

VOTING SECURITIES
On March 30, 2017, the record date, there were outstanding 25,998,847 shares of our common stock held of record by approximately 135 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of our common stock held on the record date. Stockholders do not have cumulative voting rights.

PROPOSAL 1:
ELECTION OF DIRECTORS
Board of Directors. The Company’s Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each. Three Class I directors will be elected at the 2017 Annual Meeting to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2020. Pursuant to Delaware law, in the event of a vacancy on the Board of Directors, a majority of the remaining directors will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, removal, disqualification or other cause created the vacancy and thereafter until the election of a successor director.
Recommendation; Proxies. The Board of Directors recommends a vote FOR each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority FOR the election of the nominees named below. Although the Board of Directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.
Nominees. The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

Name	Principal Occupation	Age	Director Since	Class
T. M. "Roe" Patterson
Mr. Patterson has 22 years of related industry experience. He was named our President and Chief Executive Officer and appointed as a Director in September 2013. From 2006 to September 2013, Mr. Patterson worked for Basic in positions of increasing responsibility: as our Senior Vice President and Chief Operating Officer from April 2011 until September 2013, as a Senior Vice President from September 2008 until April 2011 and as a Vice President from February 2006 until September 2008. Prior to joining Basic, he was President of TMP Companies, Inc. from 2000 to 2006. He was a Contracts/Sales Manager at Patterson Drilling Company from 1996 to 2000. From 1995 to 1996, he was employed as an Engine Sales Manager at West Texas Caterpillar. Mr. Patterson graduated with a B.S. degree in Biology from Texas Tech University.
		42	2013	I
Julio M. Quintana
Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation (NASDAQ: TESO), from 2005 until his retirement in January 2015 and was a member of the Tesco board from September 2004 to May 2015. Prior to the appointment as President and Chief Executive Officer, Mr. Quintana served as Executive Vice President and Chief Operating Officer at Tesco beginning in September 2004. Prior to his tenure at Tesco, Mr. Quintana worked for Schlumberger Corporation as Vice President of Integrated Project Management and Vice President of Marketing for The Americas from November 1999 to September 2004. Prior to Schlumberger, Mr. Quintana worked from June 1980 to November 1999 for Unocal Corporation, an integrated E&P company. Mr. Quintana held various operational and managerial roles in production, drilling and asset management. His last roles at Unocal were Asset Manager for the Mid Continent Region and Asset Manager for Deepwater Gulf of Mexico. Mr. Quintana brings 36 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, broad human resources management skills and experience. Mr. Quintana has a degree in Mechanical Engineering from The University of Southern California. He is member of the board of Directors of SM Energy (NYSE:SM) since July 2006 and a member of the board of Newmont Mining (NYSE:NEM) since October 2015. Mr. Quintana has also been a board member of Pipeline Pressure Isolation LLC, a private company, since April 2016.
		57	2016	I
Anthony J. DiNello

Mr. DiNello joined Silver Point Capital, L.P. in January 2006, where he currently serves as a Senior Investment Analyst. Prior to joining Silver Point, Mr. DiNello worked in the Global Industrials & Services Group of Credit Suisse First Boston from July 2003 to December 2005. Mr. DiNello currently serves as a director of Healthsmart Holdings, Inc., Granite Broadcasting LLC., and 2-10 HBW, Inc., is a member of the Supervisory Board of Novasep Holdings, S.A.S., and previously served on the board of Standard Register, Inc. Mr. DiNello received a Bachelor’s Degree in Business Administration from the University of Michigan Business School, with emphases in finance and accounting. Mr. DiNello has knowledge and expertise in a number of areas, and has extensive experience in the financial and credit analysis of numerous portfolio companies of Silver Point Capital, L.P. across a wide range of industries.
		35	2017	I

Other Directors. The following table sets forth certain information for the Class II and Class III directors, whose terms will expire at the Annual Meetings of Stockholders in 2018 and 2019, respectively.

Timothy H. Day
Mr. Day is currently a private investor and director of several private companies. Prior to this, Mr. Day joined First Reserve in 2000 as a Vice President, served as Managing Director since 2007 and Co-Head of Buyout since 2012 until December 2015. Prior to joining First Reserve, Mr. Day was with SCF Partners, a private equity investment group specializing in the energy industry, as an Associate from 1995 to 1997 and as a Vice President from 1998 to 2000. Prior to that, he was an analyst with CS First Boston from 1993 to 1995 and prior to that he was an analyst with Salomon Brothers from 1992 to 1993. Mr. Day currently serves as a director on the board of Diamond S Shipping, TNT Crane & Rigging and TPC Group. Mr. Day previously served as a Director of PBF Energy Inc. He holds an M.B.A. degree from Harvard Business School and a B.B.A. degree from the University of Texas.
	46	2016	II

John Jackson
Mr. Jackson has served as Chief Executive Officer of Spartan Energy Partners since March 2010. Prior to that, from January 2008 through October 2009, Mr. Jackson was the Chairman and CEO of Price Gregory Services, Inc., a leading energy infrastructure services provider specializing in pipeline construction. Prior to Price Gregory, from October 2004 to August 2007, Mr. Jackson served as President and Chief Executive Officer of Hanover Compressor, and from January 2002 to September 2004 as Hanover’s Chief Financial Officer. Prior to that, Mr. Jackson held several positions at Duke Energy Field Services, including Chief Financial Officer, and he also held various positions at Union Pacific Resources. Mr. Jackson currently sits on the board of directors of Seitel, Inc., Main Street Capital Corp. and Cone Midstream, in addition to his role with non-profits boards. He has previously served on the board of directors of Select Energy Services (2012 to 2015), RSH Energy (2013 to 2014), Encore Energy Partners (2009 to 2011) and Exterran Holdings, Inc. (2007 to 2009). John earned a B.B.A. in Accounting from Baylor University.
	58	2016	II

James D. Kern
Mr. Kern has served as Managing Partner of Majestic Ventures 1 LLC, a consulting and investment partnership focused on early stage growth companies since May 2014. In addition, Mr. Kern has served on the board of directors of PlaySight Interactive Ltd., a designer of consumer sports analytics systems, since May 2014. From 2010 to mid-2014, Mr. Kern was a Managing Director at Nomura Securities, serving as Head of Global Finance FIG and Specialty Finance Investment Banking for the Americas. He previously served as a Managing Director at J.P. Morgan Securities within the FIG practice focused on Asset Management and Specialty Finance clients and, from 1994-2008, was a Senior Managing Director at Bear Stearns where he held several positions including Head of Strategic Finance-FIG, Head of Corporate Derivatives and was a founding member of the firm’s Structured Equity Products group. Mr. Kern has a B.S. from the Marshall School of Business at the University of Southern California.
	49	2016	III

Samuel E. Langford
Since January 2015, Mr. Langford has performed services as a consultant regarding upstream energy investments, strategies and management. Previously, Mr. Langford was employed by Newfield Exploration Co.as Senior Corporate Advisor-Corporate Office from March 2012 until December 2012, General Manager, Mid-Continent Business Unit from April 2011 until February 2012, and Vice President, Corporate Development from February 2009 until March 2011. Mr. Langford was retired from January 2013 until December 2014. In addition to Newfield, Mr. Langford has worked with Cockrell Oil & Gas, British Gas Exploration America, Tenneco Oil Company, Tenneco Inc and Exxon USA in various technical and managerial positions. Mr. Langford holds a B.S. degree in Mechanical Engineering from Auburn University.
	59	2016	III
Director Experience, Qualifications, Attributes and Skills. All of our current directors were determined and designated in connection with our 2016 Chapter 11 proceedings and plan of reorganization by certain noteholders, including Ascribe Capital, LLC, Silver Point Capital, L.P. and an Ad Hoc Group of bondholders. Accordingly, our prior board and current board members did not have any input on the relevant experience, qualifications, attributes and skills of our outside directors in this selection of directors. Only one of our directors, Mr. Patterson, is an officer of the Company. Mr. Patterson, our Chief Executive Officer, has over 22 years of experience in our industry.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Emergence from Bankruptcy; Reconstituted Board of Directors
On October 25, 2016, Basic and certain of its subsidiaries (collectively with Basic, the “Debtors”) filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Court”). On December 9, 2016, the Court entered an order approving the First Amended Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors (as confirmed, the “Prepackaged Plan”). The Prepackaged Plan became effective and the Company emerged from the Chapter 11 Cases on December 23, 2016 (the “Effective Date”).
As of the Effective Date, the following directors were deemed to have resigned from the Board of Directors of the Company (the “Board”) in connection with the Company’s emergence from the Chapter 11 Cases and pursuant to the Prepackaged Plan: William Chiles, Robert Fulton, Antonio Garza, Jr., James D’Agostino, Jr., Kenneth Huseman, Thomas Moore, Jr., Steven Webster and Sylvester Johnson, IV. Prior to the departure of these directors, Mr. Webster served as Chairman of the Board; Mr. Moore served as the Chairman of the Audit Committee and sat on the Nominating and Governance Committee; Mr. Johnson served as Chairman of the Nominating and Governance Committee; Mr. Chiles served as the Chairman of the Compensation Committee and sat on the Audit Committee; Mr. D’Agostino sat on the Audit Committee and the Compensation Committee; Mr. Fulton sat on the Nominating and Corporate Governance Committee; and Mr. Garza sat on the Compensation Committee.
On the Effective Date, the Board consisted of six initial members. Pursuant to the Prepackaged Plan, T.M. “Roe” Patterson, the Company’s President and Chief Executive Officer, has continued as a director along with the following five directors designated under the Prepackaged Plan: Timothy H. Day (serving as Chairman of the Board), Julio Quintana, John Jackson, Samuel E. Langford and James D. Kern. On March 14, 2017, the Board ratified and confirmed Anthony J. DiNello to serve as the seventh director on the Board.
On the Effective Date, the Board appointed (i) Messrs. Day, Jackson and Kern to serve on the Company’s Audit Committee, with Mr. Jackson serving as chairman, (ii) Messrs. Day, Jackson and Quintana to serve on the Company’s Compensation Committee, with Mr. Day serving as chairman, and (iii) Messrs. Jackson, Kern and Quintana to serve on the Company’s Nominating and Corporate Governance Committee, with Mr. Quintana serving as Chairman.
Board of Directors

Meetings. During fiscal 2016, the Board of Directors held 10 meetings of the full Board (including one meeting of the successor Board) and 15 meetings of committees. The Nominating and Corporate Governance Committee held 3 meetings; the Compensation Committee held 5 meetings and the Audit Committee held 7 meetings during fiscal 2016. In addition, the Company’s independent auditors and management meet with the Audit Committee Chairman prior to the issuance of earnings press releases, and the other members of the Audit Committee are invited to attend these meetings. While the Company does not have a specific policy about director attendance at annual meetings of stockholders, all directors are expected to attend meetings of the Board (and any committees thereof on which they serve) either in person or telephonically unless exigencies prevent them from attending. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings of committees of the Board on which he served (during the periods that he served). Our non-management directors meet at regularly scheduled executive sessions presided over by our Chairman. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present. All of our former directors attended our 2016 Annual Meeting of Stockholders.
Compensation. Directors who are our employees do not receive a retainer or fees for service on the Board or any committees. We pay non-employee members of the Board for their service as directors. For 2016, directors who were not employees received an annual fee of $31,500. In addition, the chairman of each committee received the following annual fees: Audit Committee — $13,500; Compensation Committee — $9,000; and Nominating and Corporate Governance Committee — $9,000. Directors who were not employees received a fee of $1,800 for each Board meeting attended whether in person or telephonically. For committee meetings, directors who were not employees received a fee of $1,800 for each committee meeting attended whether in person or telephonically. In addition, each former non-employee director joining the Board prior to the Effective Date received, upon election to the Board, 37,500 shares of restricted stock that vest ratably over three years. None of the current non-employee directors received any equity awards upon joining the Board following our emergence from the Chapter 11 Cases.
In March 2016, each of our former non-employee directors was granted 10,000 shares of restricted stock that vested ratably over three years. Our former Chairman was also granted an additional 5,000 shares of restricted stock that vest ratably over three years and an additional $27,000 in cash as consideration for services in his capacity as Chairman.
In December 2016, following the Effective Date, Mr. Day received $4,792, Mr. Jackson received $3,750, Mr. Quintana received $3,542 and Messrs. Kern and Langford received $3,125 as part of their annual fees described below.
For 2017, we will pay our non-employee members of the Board an annual fee of $75,000 and our Chairman will receive an additional $25,000. For 2017, there will be no per meeting fees. In addition, the chairman of each committee will receive the following annual fees: Audit Committee — $15,000; Compensation Committee — $15,000; and Nominating and Corporate Governance Committee — $10,000. We also expect to grant each non-employee director $125,000 in targeted restricted stock awards (or $150,000 aggregate for our Chairman) under the Director Incentive Plan, which is subject to stockholder approval, which awards would vest on December 23, 2017 (or the first anniversary of the director hire date) . If the Director Incentive Plan is not approved at our 2017 Annual Stockholders Meeting or restricted stock awards are not subsequently approved by the Board, we will pay such annual amounts in cash on a pro rata basis, quarterly in arrears. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees and for other reasonable expenses related to the performance of their duties as directors.
Independence. Our Board of Directors currently consists of seven members, including five members determined by our Board to be independent — Messrs. Day, Quintana, Jackson, Kern and Langford.
The Board has determined that Messrs. Messrs. Day, Quintana, Jackson, Kern and Langford are independent as that term is defined by rules of the New York Stock Exchange (the “NYSE”) and, in the case of the Audit Committee, rules of the Securities and Exchange Commission (“SEC”). In determining that each of these directors is independent, the Board considered the role of Mr. Langford as a consultant to Silver Point Capital, L.P. (“Silver Point”), which became a 10% beneficial owner of the Company’s common stock as of the Effective Date. Based upon its review, the Board of Directors has affirmatively determined that each of these directors is independent and that none of these directors has a material relationship with the Company.
Stockholder and Interested Party Communications with the Board of Directors. Stockholders and interested parties may communicate directly with the Board or a particular director by sending a letter to the attention of the Board or the particular director(s), as applicable, c/o Secretary, Basic Energy Services, Inc., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102. Stockholder communications must contain a clear notation on the mailing envelope indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” Additionally, if the enclosed letter is from an interested party, the mailing envelope must contain a clear notation indicating that it is an “Interested Party-Board Communication” or an “Interested Party-Director Communication,” as applicable. All such letters must identify the author as a stockholder and/or interested party and clearly state whether the intended recipients are all members of the Board, certain specified individual directors or a group of directors, such as the non-management directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Committees

All of the directors on our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are currently independent in compliance with the requirements of the Sarbanes Oxley Act of 2002, the NYSE listing standards and SEC rules and regulations. The following table shows the committees on which each director serves:

Nominating
and Corporate
Director	Audit	Governance	Compensation
Timothy H. Day	X		X
T.M. “Roe” Patterson
Julio M. Quintana		X	X
Samuel E. Langford
James D. Kern	X	X
John Jackson	X	X	X
Anthony J. DiNello

Audit Committee. The responsibilities of the Audit Committee, composed of Messrs. Jackson (Chairman), Day and Kern, include, among others:

•	to appoint, engage and terminate our independent auditors;

•	to approve fees paid to our independent auditors for audit and permissible non-audit services in advance;

•	to evaluate, at least on an annual basis, the qualifications, independence and performance of our independent auditors;

•	to review and discuss with our independent auditors reports provided by the independent auditors to the Audit Committee regarding financial reporting issues;

•	to review and discuss with management and our independent auditors our quarterly and annual financial statements prior to our filing of periodic reports;

•	to establish and maintain procedures for the receipt, retention and treatment of complaints received by us and concerns of employees regarding accounting and auditing matters;

•	to review our procedures for internal auditing and the adequacy of our disclosure controls and procedures and internal control over financial reporting; and

•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board.

To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Board of Directors has determined that Mr. Jackson is an “audit committee financial expert.” The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

Nominating and Corporate Governance Committee. The responsibilities of the Nominating and Corporate Governance Committee, composed of Messrs. Quintana (Chairman), Kern and Jackson, include, among others:

•	to identify, recruit and evaluate candidates for membership on the Board and to develop processes for identifying and evaluating such candidates;

•
to annually present to the Board a list of nominees recommended for election to the Board at the annual meeting of stockholders, and to present to the Board, as necessary, nominees to fill any vacancies that may occur on the Board;

•	to adopt a policy regarding the consideration of any director candidates recommended by our stockholders and the procedures to be followed by such stockholders in making such recommendations;

•	to adopt a process for our stockholders to send communications to the Board;

•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board;

•	to oversee our policies and procedures regarding compliance with applicable laws and regulations relating to the honest and ethical conduct of our directors, officers and employees;

•	to have the sole responsibility for granting any waivers under our Code of Ethics and Corporate Governance Guidelines; and

•	to evaluate annually, based on input from the entire Board, the performance of the CEO and report the results of such evaluation to the Compensation Committee of the Board.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

The Nominating and Corporate Governance Committee has not established any minimum qualifications for non-employee director candidates that it recommends for nomination.

The Nominating and Corporate Governance Committee has established procedures for identifying and evaluating director nominees. Among the many factors considered in identifying and evaluating nominees, the Nominating and Corporate Governance Committee first considers the Board’s needs. Candidates will first be interviewed by the Nominating and Corporate Governance Committee. If approved by the Nominating and Corporate Governance Committee, candidates will then be interviewed by all other members of the Board. The full Board, with such interested directors recusing themselves as appropriate, will approve all final nominations after considering the recommendations of the Nominating and Corporate Governance Committee. The Chairman of the Board, acting on behalf of the other members of the Board, will extend the formal invitation to an approved candidate to stand for election to the Board.
While the Nominating and Corporate Governance Committee may consider diversity among other factors when considering director nominees, it does not have any specific policy with regard to diversity in identifying director nominees. In practice, however, the Nominating and Corporate Governance Committee has historically considered diversity as a significant factor.
Stockholders may nominate director candidates in accordance with the Company’s Bylaws. To summarize, such nominations must be made in writing to the Company’s Secretary at the Company’s principal executive offices. The recommendation must set forth certain information about both the nominee and the nominating stockholder(s). The foregoing is a summary, and the specific requirements and procedures of the Bylaws, including timing of proposals, control.
The stockholder’s notice must set forth as to each nominee all information relating to the nominee that may be required under United States securities laws to be disclosed in solicitations of proxies for the election of directors, including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to (i) the stockholder giving notice and (ii) if any, (A) the beneficial owner on whose behalf the nomination is made, (B) any affiliates or associates of such stockholder or any beneficial owner described in clause (A), and (C) each other person with whom any of the foregoing persons either is acting in concert with respect to the Company or has any agreement, arrangement or understanding (whether written or oral) for purpose of acquiring, holding, voting (except pursuant to a revocable proxy given in certain specified circumstances) or disposing of any capital stock of the Company or to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each person in clauses (A), (B) and (C) is referred to as a “Stockholder Associated Person”): (1) a description of each agreement, arrangement or understanding with any Stockholder Associated Person; (2) the name and record address, as they appear on the Company’s books, of the stockholder proposing such business, such stockholder’s principal occupation and the name and address of any Stockholder Associated Person; (3) the class or series and number of equity and other securities of the Company which are, directly or indirectly, held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, the dates on which such stockholder or any Stockholder Associated Person acquired such shares and documentary evidence of such record or beneficial ownership; (4) a list of all Derivative Interests (as defined in the Bylaws) held of record or beneficially owned by the stockholder or any Stockholder Associated

Person; (5) the name of each person with whom the stockholder or any Stockholder Associated Person has a Voting Agreement (as defined in the Bylaws); (6) details of all other material interests of each stockholder or any Stockholder Associated Person in the proposal of the nominee or any security of the Company (collectively, “Other Interests”); (7) a description of all economic terms of all such Derivative Interests, Voting Agreements or Other Interests and copies of all agreements and other documents relating to each such Derivative Interest, Voting Agreement or Other Interest; and (8) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Company or any Derivative Interests, Voting Agreements or Other Interests within the six-month period prior to the date of the notice.
To be timely, a stockholder’s notice given in the context of an annual meeting of stockholders shall be delivered to or mailed and received at the principal executive office of the Company not less than 90 days nor more than 120 days in advance of the first anniversary of the date of the Company’s previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date of the previous year’s annual meeting, the notice must be received by the Company not less than 90 days nor more than 120 days prior to such annual meeting date or, if the first public announcement of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made by the Company.
If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedures are not followed, then the Board or the chairman of the meeting may determine that the stockholder’s nomination should not be brought before the meeting and that the nominee is ineligible for election as a director of the Company. The Nominating and Corporate Governance Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.
Compensation Committee. The responsibilities of the Compensation Committee, composed of Messrs. Day (Chairman), Jackson and Quintana, include, among others:

•	to evaluate and develop the compensation policies applicable to our executive officers and make recommendations to the Board with respect to the compensation to be paid to our executive officers;

•	to review, approve and evaluate on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer and our named executive officers;

•	to determine and approve our Chief Executive Officer’s compensation, including salary, bonus, incentive and equity compensation;

•	to review and make recommendations regarding the compensation paid to non-employee directors;

•	to review and make recommendations to the Board with respect to our incentive compensation plans and to assist the Board with the administration of such plans; and

•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which present a flexible framework within which the Board, supported by its committees, directs the affairs of the Company. The Board of Directors has also adopted a Code of Ethics that applies to the Company’s directors and executive officers, including its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Corporate Governance Guidelines and Code of Ethics are available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

If the Company amends or waives the Code of Ethics with respect to the principal executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at this location on its website.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers. Officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. As of March 30, 2017, the respective ages and positions of our executive officers are as follows:

Name	Age	Position
T. M. “Roe” Patterson(1)	42	President, Chief Executive Officer and Director
Alan Krenek	61	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
James F. Newman	53	Senior Vice President — Region Operations
William T. Dame	56	Vice President — Pumping Services
Douglas B. Rogers	53	Vice President — Marketing
Eric Lannen	51	Vice President — Human Resources
Lanny T. Poldrack	49	Vice President — Central Region and Tubular Division
John Cody Bissett	42	Vice President, Controller and Chief Accounting Officer
Brett J. Taylor	44	Vice President — Manufacturing and Equipment

(1)	For biographical information on Mr. Patterson see “Election of Directors — Other Directors” beginning on page 3.
Alan Krenek (Senior Vice President, Chief Financial Officer, Treasurer and Secretary) has 29 years of related industry experience. He has been our Vice President, Chief Financial Officer and Treasurer since January 2005. He became Senior Vice President and Secretary in May 2006. Prior to joining Basic, he held various financial management positions at Landmark Graphics Corp., Noble Corporation and Pool Energy Services Company. Mr. Krenek graduated with a B.B.A. degree in Accounting from Texas A&M University and is a Certified Public Accountant.

James F. Newman (Senior Vice President — Regional Operations) has 32 years of related industry experience and has been our Senior Vice President, Region Operations since October 2013. He previously served as our Group Vice President — Permian Business Unit from April 2011 until September 2013 and has been a Group Vice President since September 2008. Prior to joining Basic, he co-founded Triple N Services in 1986 and served as its President through May 2008. He initially served Basic as an Area Manager in the plugging and abandonment operations. Mr. Newman is a registered Professional Engineer and is active in the Society of Petroleum Engineers. Mr. Newman graduated with a B.S. in Petroleum Engineering from Colorado School of Mines.
William T. Dame (Vice President — Pumping Services) has 36 years of related industry experience. Mr. Dame joined Basic in 2003 and has served as our Vice President — Pumping Services since 2006. He previously served as our Vice President — PPW and RAFT Divisions from 2005 to 2006 and as a regional vice president from 2004 through 2005. Mr. Dame began his career in 1981 with Halliburton. From 1987 to 1997, he served as a vice president of Fleet Cementers, Inc., and from 1997 to 2003, he worked in various operational management positions at Plains Energy, Precision Drilling and New Force Energy Services. Mr. Dame attended Tarleton State University.
Douglas B. Rogers (Vice President — Marketing) has 34 years of related industry experience. He joined Basic in 2007 and serves as Vice President — Marketing after serving as Vice President — Contracts for the Drilling Division. Mr. Rogers was Vice President — Rocky Mountain Division for Patterson — UTI Drilling Company from March 2003 to June 2007. He also served as Western Division Sales Manager for Ambar Lonestar Fluid Services, a division of Patterson — UTI Drilling Company, from 1998 to 2003. He began his career in 1983 with Permian Servicing Company, where he managed well servicing operations. He continued in that capacity through Permian Servicing Company’s mergers with Xpert Well Service and Pride Petroleum Service until joining Zia Drill/Nova Mud in March 1997. Mr. Rogers graduated with a B.A. degree from Eastern New Mexico University.

Eric Lannen (Vice President — Human Resources) has been a Vice President since August 2015. Mr. Lannen has more than 25 years of Human Resources experience in the oil & gas, engineering & construction, defense & government services and the technology industries, as well as more than 15 years of experience in HR leadership roles. Prior to joining Basic, Mr. Lannen served as Senior Vice President, Human Resources for Dyncorp International and Vice President of Human Resources at McDermott International. Mr. Lannen’s prior experience includes: talent acquisition leader for IBM growth markets across five continents; leading Human Resources for the Government Services Division of Kellogg Brown & Root (KBR); and several HR positions at Halliburton Company. Mr. Lannen graduated from Texas A&M University with a Bachelor of Science degree.
Lanny T. Poldrack (Vice President — Central Region and Tubular Division) has 30 years of related industry experience. He has served as our Vice President — Central Region and Tubular Division since October 2015. From April 2011 to October 2015, he served as our Vice President — Safety and Operations Support. From April 2009 to April 2011, he served as a Corporate Marketing Representative based in Houston, Texas. Prior to joining Basic, he spent 13 years at Cudd Energy Services where he held various technical sales and sales management positions for both well intervention and live well service divisions, the last 4 years of which he served as Business Development Manager for Cudd Well Control for both domestic and international operations in U.S., Canadian, Latin American, European, Middle Eastern and South East Asian markets. He began his oilfield career in West Texas as a technical field representative for Weatherford International, specializing in fishing and rental tools and hydraulic BOP systems. Mr. Poldrack graduated with an applied science degree from Odessa Junior College.
John Cody Bissett (Vice President, Controller and Chief Accounting Officer) has 18 years of related industry experience. He was appointed Basic’s Vice President, Controller and Chief Accounting Officer in March 2012. Mr. Bissett previously served as Basic’s Corporate Controller from July 2008 to March 2012 and as the Director of Financial Reporting from December 2007 to July 2008. Prior to joining Basic, Mr. Bissett was the Controller of Cap Rock Energy from November 2006 through December 2007, and previously held various roles in the accounting and finance function of Sirius Computer Solutions and the audit practice of KPMG LLP. Mr. Bissett graduated with an M.B.A. and a B.B.A. in Accounting from Angelo State University and is a Certified Public Accountant.
Brett J. Taylor (Vice President — Manufacturing and Equipment) has 24 years of related industry experience. He has been our Vice President of Manufacturing and Equipment since June 2013. Prior to joining Basic, he was President of Taylor Industries, LLC in Tulsa, Oklahoma from 2010 to 2013. From 2009 to 2010, he served as Executive Vice President of Sales and Marketing at Serva Group Manufacturing.  Before that, Mr. Taylor held positions of increasing responsibilities at Taylor Industries over an 11-year span. His tenure at Taylor included the role of Consultant, President of Sales from 2008 to 2009, President of Taylor from 2003 to 2008, General Manager & Vice President of Business Development from 2001 to 2003, and Sales and Marketing Manager from 1997 to 1999. Mr. Taylor graduated with a Bachelor of Business Degree from the University of Oklahoma.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of March 30, 2017, including shares granted on March 30, 2017, by (1) all persons who beneficially own more than 5% of the outstanding voting securities of the Company, to the knowledge of the Company’s management, (2) each current director, (3) each named executive officer listed in the Summary Compensation Table and (4) all current directors and executive officers as a group.
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	Amount and Nature	Percent of
	of Beneficial	Shares
Name	Ownership	Outstanding

Silver Point Capital, L.P.(1)	4,883,814	18.8%
Ascribe Capital LLC(2)	3,704,046	14.2%
Luxor Capital Group, LP(3)	2,573,164	9.9%
CVI Opportunities Fund I, LLLP(4)	1,689,160	6.5%
Millennium Management LLC(5)	1,655,184	6.4%
The Goldman Sachs Group, Inc.(6)	1,594,897	6.1%
T.M. “Roe” Patterson(7)	69,258	*
Alan Krenek(8)	24,813	*
James F. Newman(9)	24,621	*
William T. Dame (10)	15,830	*
Eric Lannen(11)	7,626	*
Timothy H. Day(12)	0	*
Julio M. Quintana(12)	0	*
John Jackson(12)	0	*
Samuel E. Langford(12)	0	*
James D. Kern(12)	0	*
Anthony J. DiNello(12)(13)	0	*
Directors and Executive Officers as a Group (11 persons)	178,637	*

*	Less than one percent.

(1)
Based solely on information provided on Form 4 filed by Silver Point Capital, L.P. with the SEC on January 27, 2017. Silver Point reported shared voting power as to 4,883,814 shares and shared dispositive power as to all 4,883,814 shares. Silver Point’s principal business address is Two Greenwich Plaza, Greenwich, CT 06830.

(2)
Based solely on information provided on Form 4 filed by Ascribe Capital LLC with the SEC on February 15, 2017. Ascribe Capital reported shared voting power as to 3,704,046 shares and shared dispositive power as to all 3,704,046 shares. Ascribe Capital’s principal business address is 299 Park Avenue, New York, NY 10171.

(3)
Based solely on information provided on Schedule 13G filed by Luxor Capital Group, LP with the SEC on January 4, 2017. Luxor reported shared voting power as to 2,573,164 shares and shared dispositive power as to all 2,573,164 shares. Luxor’s principal business address is Avenue of the Americas, 29th Floor, New York, NY 10036. Includes (i) 1,194,112 shares directly owned by The Onshore Fund, (ii) 322,551 shares directly owned by The Wavefront Fund, (iii) 1,015,812 shares directly owned by The Offshore Master Fund and (iv) 40,689 shares directly owned by The Thebes Master Fund.

(4)
Based solely on information provided on Schedule 13G filed by CVI Opportunities Fund I, LLLP with the SEC on January 13, 2017. CVI reported shared voting power as to 1,689,160 shares and shared dispositive power as to all 1,689,160 shares. CVI’s principal business address is One Commerce Center, 1201 N. Orange Street, Wilmington, DE 19801. Susquehanna Advisors Group, Inc., which serves as the investment manager to CVI, may be deemed to be the beneficial owner of all Shares owned by CVI.

(5)
Based solely on information provided on Schedule 13G filed by Millennium Management LLC with the SEC on February 2, 2017. Millennium reported shared voting power as to 1,655,184 shares and shared dispositive power as to all 1,655,184 shares. Millennium’s principal business address is 666 Fifth Avenue, New York, NY 10103. Includes (i) 1,136,885 shares directly owned by Integrated Core Strategies (US) LLC, (ii) 21 warrants directly owned by Integrated Core Strategies (US) LLC to purchase shares of Basic common stock, (iii) 19,687 warrants and 40 shares directly owned by ICS Opportunities, Ltd., (iv) 180,470 shares directly owned by Cognizant Holdings, Ltd. and (v) 318,121 shares directly owned by Integrated Assets, Ltd.

(6)
Based solely on information provided on Schedule 13G filed by The Goldman Sachs Group, Inc. with the SEC on February 13, 2017. Goldman Sachs reported shared voting power as to 1,594,987 shares and shared dispositive power as to all 1,594,987 shares. Goldman Sach’s principal business address is 200 West Street, New York, NY 10282.

(7)
Includes 20,807 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 167,280 shares of issuable upon vesting restricted stock units and 100,368 shares issuable upon exercise of unvested stock options, which are subject to forfeiture and generally vest over the next two and three years respectively.

(8)
Includes 6,638 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 59,357 shares of issuable upon vesting restricted stock units and 35,614 shares issuable upon exercise of unvested stock options, which are subject to forfeiture and generally vest over the next two and three years respectively. Includes 18,175 shares owned subject to bank pledges.

(9)
Includes 6,313 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 59,357 shares of issuable upon vesting restricted stock units and 35,614 shares issuable upon exercise of unvested stock options, which are subject to forfeiture and generally vest over the next two and three years respectively.

(10)
Includes 4,461 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 32,376 shares of issuable upon vesting restricted stock units and 19,426 shares issuable upon exercise of unvested stock options, which are subject to forfeiture and generally vest over the next two and three years respectively.

(11)
Includes 1,734 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 16,188 shares of issuable upon vesting restricted stock units and 9,713 shares issuable upon exercise of unvested stock options, which are subject to forfeiture and generally vest over the next two and three years respectively.

(12)
We expect that all non-employee directors will be granted equity awards under the Director Incentive Plan, subject to stockholder approval. See “Proposal 2: Approval of Basic Energy Services, Inc. Non-Employee Director Incentive Plan” for more information.

(13)	Mr. DiNello disclaims any beneficial ownership relating to shares owned by Silver Point Capital, L.P.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding options, warrants and rights authorized for issuance under our equity compensation plans as of December 31, 2016:
0

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)(4)
Equity compensation plans approved by security holders (1)	863,376	$36.55	2,104,485
Equity compensation plans not approved by security holders	—	—	—
Total	863,376	$36.55	2,104,485

(1)	Represent shares of Successor Common Stock issuable under the Basic Energy Services, Inc. Management Incentive Plan (the “MIP”), effective as of December 23, 2016.

(2)	Includes 323,770 shares of Successor Common Stock that may be issued upon the vesting of stock options and 539,606 shares that may be issued upon vesting of restricted stock units (“RSUs”).

(3)	RSUs do not have an exercise price; accordingly, RSUs are excluded from the weighted average exercise price of outstanding awards.

(4)
Represents the number of shares of Successor Common Stock remaining available for grant under the MIP as of December 31, 2016. If any Successor Common Stock underlying an unvested award is cancelled, forfeited or is otherwise terminated without delivery of shares, then such shares will again be available for issuance under the MIP.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) addresses compensation with respect to our named executive officers (NEOs), including the actions and decisions of the Compensation Committee (the “Compensation Committee”) of our Board of Directors, which oversees our executive compensation program. Our 2016 NEOs are listed below:

Name	Principal Position

T. M. “Roe” Patterson	President and Chief Executive Officer
Alan Krenek	Senior Vice President and Chief Financial Officer, Treasurer and Secretary
James F. Newman	Senior Vice President, Region Operations
William T. Dame	Vice President, Pumping Services
Eric Lannen	Vice President, Human Resources

Executive Summary
We compete in a cyclical and complex industry where competition for the quality of leadership and executive talent needed to succeed is intense. During 2016, the Compensation Committee remained focused on maintaining an executive compensation program that attracts and retains the senior-level executives we believe can execute on our business strategy, while providing the right balance of incentives to produce financial and strategic results. The Company also continued its focus on reducing costs and took steps to preserve liquidity during the continued energy industry downturn, which ultimately resulted in the Company’s Chapter 11 bankruptcy filing in the second half of 2016.

2016 Compensation Decisions

As a result of the bankruptcy filing, compensation for the NEOs during 2016 was unique, and involved three separate decision-making actions. Compensation decisions for the first two actions were made by the Company’s Compensation Committee prior to the Chapter 11 emergence, while compensation decisions regarding the final actions under a new management incentive plan were approved in connection with the prepackaged plan of reorganization, a restructuring support agreement with certain noteholders and bankruptcy court approval, and implemented by our new Board and Compensation Committee on and after the emergence of the Company from Chapter 11 on the Effective Date.

Initial 2016 Executive Compensation Decisions. Initial executive compensation decisions were determined by the Compensation Committee and Board without a conclusion that a Chapter 11 filing would be made. Specifically, the Company continued reduced salary levels for the NEOs during 2016, and the initial incentive compensation program in early 2016 was designed to reflect continued low commodity prices and challenging industry conditions. These conditions resulted in (i) the continuation of reduced value of outstanding equity incentive awards held by our NEOs, and (ii) zero payouts on our initial incentive bonus program. We believe these decisions again demonstrate strong evidence that our historical compensation program balances both short and long-term performance in order to promote alignment with our shareholders.

Retention Bonus and Incentive Bonus Agreements. Prior to the Chapter 11 filing, in an effort to retain our senior executives during this challenging business period and after consultation with outside compensation consultants, the Board approved certain critical retention and incentive bonus agreements. In June 2016, the Board approved:

•
Retention Bonus Agreements with certain of its executive officers, including Mr. Dame. These Agreements provided for cash awards to each recipient in four equal installments. The first installment was paid as soon as administratively practicable following the execution of a Retention Bonus Agreement by a recipient. The remaining three installment payments were paid on each of August 15, 2016, November 15, 2016 and February 15, 2017. Under the Agreements, if before June 20, 2017 (the “Vesting Date”) the recipient either (i) voluntarily terminates his employment with the Company other than as an eligible retirement, or (ii) his employment is terminated by the Company for Cause (as defined in therein), then the recipient will both forfeit his right to payment of any remaining installment payments and be obligated to repay the Company for the total amount of any installment payments previously paid prior to such termination.

•
Incentive Bonus Agreements with certain of its executive officers, including Messrs. Patterson, Krenek, Newman and Lannen. These Agreements provided for cash awards to each recipient in three equal installments. The first installment was paid as soon as administratively practicable following the execution of an Incentive Bonus Agreement by a recipient. A second installment was to be paid following the execution by the Company of definitive documentation relating to a restructuring, reorganization and/or recapitalization of substantially all of the Company’s assets or liabilities (a “Restructuring Transaction”), provided that such execution must occur prior to June 20, 2017 (the “Expiration Date”). A third installment was to be paid as soon as administratively practicable following the closing or emergence from a Restructuring Transaction, provided that such closing or emergence must occur prior to the Expiration Date. The second and third payments were made in connection with the Company’s plan of reorganization and emergence from Chapter 11 effective on December 23, 2016. Under these Agreements, if prior to the Expiration Date the recipient either (i) voluntarily terminates his employment with the Company without Good Reason (as defined therein, including an eligible retirement) or (ii) his employment is terminated by the Company for Cause (as defined in therein), then the recipient will both forfeit his right to payment of any remaining installment payments and be obligated to repay the Company for the total amount of any installment payments previously paid prior to such termination.

The aggregate value of payments made to Messrs. Patterson, Krenek, Newman, Dame and Lannen pursuant to their Agreements, which were calculated based on a portion of their annual bonus target amounts (60% for Mr. Patterson, and 75% for all other NEOs) and long-term incentive target amounts (50% for each NEO), were as follows:

NEO	Value of Payments
T.M. “Roe” Patterson	$1,253,700
Alan Krenek	$548,838
James F. Newman	$548,838
William T. Dame	$381,812
Eric Lannen	$320,625

Prepackaged Plan-Related Incentive Plan and Other Equity Compensation Awards. As part of the Company’s Chapter 11 process and approved plan of reorganization, the noteholders and the bankruptcy court approved a management incentive plan (the “MIP”) and an initial allocation of time-based and performance-based awards consisting of restricted stock units (“RSUs”) and stock options. The first portion of these awards were approved and ratified by the new Compensation Committee upon the emergence of the Company from Chapter 11 on the Effective Date. A second portion of these awards consists of performance-based RSUs and performance-based stock options under the MIP were approved and issued during February 2017.

•
The Prepackaged Plan authorized and required the new Board to adopt the MIP. Persons eligible to receive awards under the MIP include employees of the Company or any of its affiliates. The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the MIP is 3,237,671. If any stock option or other stock-based award granted under the MIP is cancelled, expired, forfeited, or otherwise terminated without delivery of shares of our common stock for any reason, then the shares of our common stock retained by or returned to the Company will not be deemed to have been delivered, as applicable and will be available for future awards under the MIP.

•
Time-based RSUs and Stock Option Awards. On the Effective Date, the new Compensation Committee approved grants of time-based RSUs and stock options to Basic’s executive officers, including each of the NEOs, under the MIP based on management’s recommendation and in accordance with the Prepackaged Plan. The time-based RSUs will vest in three equal installments, with one-third vesting immediately, one-third on the first anniversary of the Effective Date and one-third on the second anniversary the Effective Date. The time-based stock options will vest annually in three equal installments, commencing on the first anniversary of the Effective Date. These Awards comprise approximately one half of the total long-term incentive compensation for each of Basic’s executive officers, including Basic’s NEOs, contemplated by the Prepackaged Plan and the MIP. The remaining approximate one half of the total long-term incentive compensation is expected to be awarded pursuant to the Prepackaged Plan under grants of performance-based RSUs and performance-based options, which grants were approved by the Board on February 22, 2017, as described in further detail below.

Once earned, the Awards will be forfeited by the grantee (a) if the grantee’s employment with Basic is terminated by Basic, unless without cause, before the Awards are vested, or (b) if the grantee terminates his employment with Basic before the Awards are vested for any reason other than (i) “Good Reason” or (ii) the death or “Disability” of the grantee, as such terms are defined in the award agreement. The grantee will vest in all rights to the Awards on the earliest of (i) the vesting dates set forth above; (ii) termination by Basic without Cause; (iii) the death or Disability of the grantee; or (iv) resignation for Good Reason.

After the RSUs become vested, New Common Shares will be delivered equal to the aggregate number of RSUs that vest as of such date. The Company, however, in its sole discretion will have the option to settle the RSUs in cash, subject to applicable withholding taxes. Each RSU has dividend equivalent rights, which dividend equivalent rights may be accumulated and deemed reinvested in additional RSUs or may be accumulated in cash, as determined by the Compensation Committee in its discretion.

Subject to the stock option agreements, the grantee may exercise all or any part of the vested stock options at any time prior to the earliest of the following events:

•	the 10th anniversary of the date of the grant;

•	the date that is twelve months following termination of the grantee’s service due to death or Disability;

•	the date that is ninety days following termination of the grantee’s service other than death, Disability or Cause; or

•	the date of termination of the grantee’s termination for Cause.

The exercise price of the stock options issued on the Effective Date was $36.55, which was based on the volume weighted average price of the New Common Shares as reported on the New York Stock Exchange on December 27, 2016, the first full trading day after the Effective Date.

The number of time-based RSUs and stock options issued on the Effective Date under the MIP to each of our NEOs is set forth below:

NEO	RSUs	Stock Options
T.M. “Roe” Patterson	250,920	100,368
Alan Krenek	89,036	35,614
James F. Newman	89,036	35,614
William T. Dame	48,565	19,426
Eric Lannen	24,283	9,713

•
Performance-based RSUs and Stock Option Awards. The Prepackaged Plan contemplated and provided for approval of additional performance-based awards on performance metrics to be determined by the new Board and new Compensation Committee within 90 days following the Effective Date. The Compensation Committee, based on consultation with the compensation consultant and management, approved performance metrics and the grant of the Prepackaged Plan-related awards on February 22, 2017.

The number of performance-based RSUs and performance-based stock options issued under the MIP on February 22, 2017 to each of NEOs under the applicable Agreements is set forth below:

NEO	Performance-Based RSUs	Performance-Based Stock Options
T.M. “Roe” Patterson	250,920	100,368
Alan Krenek	89,036	35,614
James F. Newman	89,036	35,614
William T. Dame	48,565	19,426
Eric Lannen	24,283	9,713
Performance-based RSUs and performance-based stock options are to be earned based on Basic’s total shareholder return (“TSR”) relative to the TSR of a peer group of energy services companies measured over the Performance Period (defined as the 2017 calendar year), with Basic’s ranking in TSR performance being compared to the ranking in TSR performance of the members of the Peer Group (as defined below, and together with Basic, the “Combined Group”). The Combined Group will be ranked from best performing to worst performing. Based on Basic’s relative TSR performance, each grantee may earn their Awards as follows:

Ranking	Percentage of Performance-based RSUs Earned	Percentage of Stock Options Earned
1st	100%	100%
2nd	100%	100%
3rd	100%	100%
4th	80%	80%
5th	60%	60%
6th	40%	40%
7th	20%*	20%*
* Or 0% if Basic also has negative EBITDA for the Performance Period
“Peer Group” means each of the following companies: (1) Key Energy Services, Inc.; (2) Mammoth Energy Services, Inc.; (3) Patterson-UTI Energy, Inc.; (4) Pioneer Energy Services Corp.; (5) Superior Energy Services, Inc.; and (6) Tesco Corporation. In the event any such company ceases to exist, ceases to file public reports timely with the U.S. Securities and Exchange Commission with respect to the Performance Period or merges or combines with any other entity that, in the determination of the Committee makes such combined company not comparable for use as part of the Peer Group, the Compensation Committee in its sole discretion may continue to include or exclude such company in the Peer Group, but in no event may substitute any other company in its place as part of the Peer Group.
Once earned based on the Company’s performance during the Performance Period, the Awards will vest in one-third increments following the Committee’s certification of the performance results beginning no later than 75 days after the conclusion of the Performance Period (the “Determination Date”). One-third of the Awards will vest on the Determination Date, one-third will vest one year following the Determination Date and the remaining one-third will vest two years following the Determination Date. All unvested Awards will be forfeited by the grantee (a) if the grantee’s employment with Basic is terminated by Basic for “Cause” before the Awards are vested or (b) if the grantee terminates his employment with Basic before the Awards are vested for any reason other than (i) “Good Reason” or (ii) the death or “Disability” of the grantee, as such terms are defined in the award agreement. The grantee will vest in all rights to the Awards on the earliest of (i) the dates set forth above; (ii) termination by Basic without Cause; (iii) the death or “Disability” of the grantee; (iv) resignation for “Good Reason”; or (v) a Change of Control (as defined in the award agreements).
After the performance-based RSUs vest, the Company will deliver to the grantee the number of shares of the Company’s common stock equal to the aggregate number of performance-based RSUs that vest as of such date. The Company, however, in its sole discretion will have the option to settle the performance-based RSUs in cash, subject to applicable withholding taxes. Each performance-based RSU has dividend equivalent rights, which dividend equivalent rights may be accumulated and deemed reinvested in additional RSUs or may be accumulated in cash, as determined by the Committee in its discretion.
The exercise price of each of the performance-based stock options issued on February 22, 2017 is $41.93.
2016 Shareholder Engagement & Say-On-Pay
The Company regularly meets with its shareholders to discuss business topics, seek feedback on our performance, and address other matters. Each year, we also consider the result of the “say on pay” vote cast by our shareholders as we evaluate our executive compensation program. In 2016, after taking a closer look at the design of our program from 2015, shareholders that cast their “say on pay” votes “for” or “against” our NEOs’ compensation package voted over 65% of such shares “For” the advisory vote. We continued to take shareholder comments into consideration when making our initial compensation decisions for 2017, we plan to do the same with respect to subsequent awards under the MIP. The following table summarizes the changes and timing for awards during 2016 and in connection with the Prepackaged Plan-related MIP awards:

Element		Effective in 2016	Effective in 2017
Long-Term Incentive Plan and Management Incentive Plan	.
The Compensation Committee determined that target number of initial PB Phantom Shares granted in future periods would be determined by using an average closing sales price of our common stock during the last 20 trading days prior to the grant date

However, for 2016, the number of initial PB Phantom Shares and time-based restricted stock awards were held the same as the award numbers issued in 2015, which reflected an aggregate 61% target award reduction for participants compared to 2014 award numbers.
No NEO may earn any of their PB Awards under the MIP if the TSR relative to the last company in the Company’s Peer Group and the Company has negative EBITDA.
.
PB Phantom Shares vest in one-half increments over two years, after being earned following a two-year performance period (vs. a one-year performance period in 2015 awards). Time-based restricted stock vest in one-third increments over three years (one-third on each anniversary of the grant date)
PB Awards under the MIP vest in one-third increments following a one-year performance period.
	.	The cash amount payable under PB Phantom Shares was capped at $8.00 per PB Phantom Share	The NEOs may no longer earn more than 100% of their PB Awards under the MIP (vs. 150% of target).
Compensation Governance	.
All of our Section 16 named executive officers are expected to have equity ownership in the Company in the range of one to three times their annualized base salary within five years of becoming subject to the stock ownership guidelines.

All of our Section 16 named executive officers are expected to have equity ownership in the Company in the range of one to three times their annualized base salary within five years of the Effective Date or if later becoming subject to the stock ownership guidelines

We continue to believe the following practices and policies promote sound compensation programs and governance by our executives and are in the best interests of our shareholders:

What We Do
Heavy emphasis on variable compensation
Total compensation targeted higher than the median of our peer group
50% of annual long-term incentives vest upon TSR performance relative to peers
Stock ownership guidelines
Clawback policy
Independent compensation consultant engaged by the Compensation Committee
Annual risk assessments
Anti-hedging policy
What We Don’t Do
Provide automatic salary increases
Provide any significant perquisites
Pay dividend equivalents prior to vesting of performance awards (and never on unearned portion of awards)

What Guides Our Program
Our Compensation Philosophy & Objectives. Our historic compensation philosophy is driven by the following guiding principles that reinforce the critical connections between business performance, shareholder value creation and senior leadership:

•
Compensation for performance: A substantial portion of our executive’s total compensation is variable and contingent upon the attainment of certain specific and measurable annual- and long-term business performance objectives. More than 40% was at risk under our original 2016 long term incentive compensation program.

•
Shareholder alignment: Executives are compensated through compensation elements (base salaries, annual- and long-term incentives) designed to create long-term value for our shareholders, as well as foster a culture of ownership.

•
Competitiveness: Target compensation is set at a level that is competitive with that being offered to individuals holding similar positions at other oil and gas companies with which we compete for business and talent.

•	Attraction and retention: The executive compensation program enables the Company to retain superior executive talent, as well as attract additional top-tier leadership.
The Principle Elements of Compensation: Total Direct Compensation. Our compensation philosophy is supported by the following principal elements in our executive compensation program, excluding our extraordinary 2016 retention awards:

Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions at the market median. This enables the Company to attract and retain critical executive talent
Annual Cash Bonus Plan	Cash (Variable)	Provides motivation toward, and reward the achievement of, annual financial and strategic goals that drive long-term shareholder value
Quarterly Incentive Bonus Plan*	Cash (Variable)
Ties the compensation of eligible executives in specific areas, regions and divisions directly to the achievement of financial return on assets employed, revenue growth and safety goals within their particular operations

Long-Term Incentives	Equity (Variable)	Provides incentives to execute on longer-term financial/strategic growth goals that drive shareholder value creation and support the Company’s retention strategy

*The CEO, CFO, and Senior Vice President, Region Operations do not participate in this plan. Any bonus amounts awarded under this plan to the other NEOs are deducted from any bonus amounts received under the Annual Cash Bonus Plan.
Compensation Mix-Original Targets. A majority of NEO target TDC, including annual cash bonus and long-term incentives, is variable, at approximately 80% for our CEO, and approximately of 70% for our other NEOs. The following charts illustrate the original target TDC which includes base salary, target bonus and target long-term incentives of our CEO and our other NEOs for 2016:

Our Decision Making Process. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of our Board. The Compensation Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter.
The Role of the Compensation Committee. The Compensation Committee reviews all compensation and awards to the NEOs. The Compensation Committee on its own, based on input from the Nominating and Corporate Governance Committee, the Chairman of the Board and discussions with other persons and advisors as it deems appropriate, reviews the performance and compensation of the CEO and approves his level of compensation. For the other NEOs, the Compensation Committee receives recommendations from the CEO. These recommendations are generally approved with minor adjustments. The Compensation Committee reviews and approves equity-based awards, generally based on recommendations from the CEO, pursuant to its authority under the Compensation Committee Charter and the Company’s incentive plans (including the 2003 Amended and Restated Incentive Plan prior to our emergence from Chapter 11, and the Management Incentive Plan following the Effective Date).
The Role of Management. The CEO does not participate in the Compensation Committee’s determination of his own compensation. However, he makes recommendations to the Compensation Committee for each of the other NEOs. The CEO bases these recommendations on his assessment of each executive’s personal performance, as well as the achievement of the overall Company goals for the fiscal year. The Committee reviews the CEO’s recommendations, makes adjustments as it determines appropriate, and approves compensation at its sole discretion.
During 2016, the emergence awards contemplated by the Management Incentive Plan and Restructuring Support Agreement entered into in connection with the Prepackaged Plan were determined based on negotiations among the Company’s management, principal noteholders who received a substantial portion of the Company’s equity upon emergence from Chapter 11.
The Role of the Independent Consultant. To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Committee. During fiscal 2016, the Committee retained Pearl Meyer as its independent executive compensation consultant. The consultant reports directly to the Committee, which approves the scope of work and associated fees charged.
The Committee reviews and assesses the independence and performance of its consultant in accordance with applicable Securities and Exchange Commission and New York Stock Exchange rules on an annual basis to confirm that the consultant is independent and meets all applicable regulatory requirements. In making this determination, the Committee reviewed information provided by its compensation consultant including the following factors:
•The fees paid by the Company to Pearl Meyer were less than 1% of Pearl Meyer’s total revenue;
•Pearl Meyer maintains a conflicts policy with specific policies and procedures designed to ensure independence;
•None of the Pearl Meyer consultants working on matters for the Company had any business or personal relationship with any members of the Compensation Committee;
•None of the Pearl Meyer consultants had any business or personal relationship with any executive officer of the Company; and
•None of the Pearl Meyer consultants working on matters for the Company directly owns any common stock of the Company.
Pearl Meyer did not provide any services to the Company or management other than services requested by or approved by the Compensation Committee, and its services were limited to executive compensation consulting. Specifically, Pearl Meyer does not provide, directly or indirectly through affiliates, any nonexecutive compensation services, including pension consulting or human resource outsourcing.
The Compensation Committee continues to monitor the independence of Pearl Meyer on a periodic basis.
The Role of Benchmarking. It is the Compensation Committee’s goal to provide the NEOs with a total compensation package that is both competitive and reflective of the performance achieved by the Company compared to the performance achieved by the Company’s peers, the annual financial plan and safety targets. The Compensation Committee has determined a competitive level of compensation for NEO based on information drawn from a variety of sources, including compensation surveys and proxy statements of other companies.
The Compensation Committee strives to set total compensation for each NEO at the median of the total compensation package of officers in similar positions at companies in the peer group, while generally weighting a higher percentage of total compensation toward long-term incentive awards with time-based vesting features. Actual total compensation amounts could be above or below the median, depending on how the Company performs compared to the peers, the annual financial plan and safety targets during the relevant year, through the use of salary, performance-based restricted stock awards and performance-based cash bonus awards.

For 2016, in conjunction with the recommendation of Pearl Meyer, the Compensation Committee selected the companies listed below to be included in our peer group.

2016 Compensation Peer Group
Ticker	Peer Company Name	TTM Sales* ($ MM)	Market Cap** ($ MM)
CJES	C&J Energy Services, Inc.	$1,331.3	$43.0
FET	Forum Energy Technologies, Inc.	$743.3	$1,489.7
HLX	Helix Energy Solutions Group	$538.5	$894.4
HP	Helmerich & Payne	$2,145.0	$6,695.2
KEG	Key Energy Services, Inc.	$533.1	$11.0
NR	Newpark Resources	$534.6	$534.2
OIS	Oil States International	$838.9	$1,587.5
PTEN	Patterson-UTI Energy	$1,223.7	$2,857.5
PES	Pioneer Energy Services Corp.	$349.2	$203.7
RES	RPC	$892.1	$3,153.1
SPN	Superior Energy Services	$1,916.0	$2,422.6
TISI	Team, Inc.	$1,139.6	$814.8
TESO	Tesco Corporation	$182.7	$305.9
TTI	TETRA Technologies	$907.7	$552.9
UNT	Unit Corporation	$659.2	$642.8

	25th Percentile	$536.5	$420.0
	50th Percentile	$838.9	$814.8
	75th Percentile	$1,181.6	$2,005.1

BAS	Basic Energy Services, Inc.	$600.6	$30
	Percentile Rank	32%	4%
* TTM (Trailing Twelve Months) up to July 31, 2016
** Market Cap as of July 31, 2016
Note: The summary size statistics shown above for sales and market capitalization represent mid-year 2016.

During February and March 2016, the Compensation Committee utilized the Company’s peer group compensation data, as well as a compensation review by Pearl Meyer in establishing 2016 base salaries, the range for potential cash incentive bonuses, and aggregate long-term incentive plan payouts and equity awards. The Compensation Committee continued to weigh compensation generally toward long-term incentives, particularly with respect to the CEO position, through the long-term incentive program which, as described, consists of restricted stock awards based upon Company and individual performance and Performance-Based (PB) incentive awards that pay out based upon relative Total Shareholder Return (TSR) performance.
The 2016 Executive Program in Detail
Base Salary. The Compensation Committee reviews and approves base salary levels in the first quarter of each year. The following decisions reflect the Compensation Committee's consideration of external market practices, published survey data and other factors including the individual's role and performance and are intended to more closely align compensation with peer and market-competitive levels.
In February 2016, the Compensation Committee, based on discussions with its compensation consultant and management, approved base salaries for all of the NEOs as listed below. These 2016 salaries (other than Mr. Dame) were unchanged from NEO’s 2015 base salaries, which had been lowered for each of the NEO’s compared to applicable 2014 salaries. Mr. Dame’s base salary was reduced again in 2016 compared to 2015 along with decreases in salaries of other employees in his business segment. These lower salaries reflected continued industry-wide cost cutting measures, as well as alignment of our executives’ compensation with other employee salaries.

NEO	2014 Base Salary	2015 Base Salary	2016 Base Salary
T.M. “Roe” Patterson	$700,000	$630,000	$630,000
Alan Krenek	$415,000	$381,800	$381,800
James F. Newman	$415,000	$381,800	$381,800
William T. Dame	$340,000	$312,800	$290,904
Eric Lannen*	N/A	$285,000	$285,000
* Hired August 2015
Annual Cash Bonuses. The NEOs are eligible to participate in an annual incentive compensation plan. Target annual incentive opportunities are expressed as a percentage of base salary. Target and maximum award opportunities were established by the Compensation Committee based on the NEO’s level of responsibilities and ability to impact our overall results, as well as consideration of benchmarking data. Actual payouts can range from 0% to the maximum award opportunity (listed below):

NEO	Target Award Opportunity	Maximum Award Opportunity
	(as a % of Base Salary)	(as a % of Base Salary)
T.M. “Roe” Patterson	90%	180%
Alan Krenek	75%	150%
James F. Newman	75%	150%
William T. Dame	75%	150%
Eric Lannen	50%	100%

The Compensation Committee annually establishes a set of performance metrics, which drive the annual cash bonus awards for the NEOs. These pre-determined performance metrics are chosen to ensure our NEOs are focused on profitable growth and safety, which are both critical in our industry and meaningful to our shareholders. The following table outlines each of the performance metrics and their relative weighting for 2016:

•	earnings per share (30%);

•	average return on capital employed versus target projections (20%);

•	safety record (based on total reportable incident rates (TRIR)) (15%);

•	preventable motor vehicle accident rate (PMVAR) (15%); and

•	personal performance based on board discretion (20%).

The principal factor taken into account by the Compensation Committee during 2016 in determining the NEO’s annual cash bonus was performance against the financial goals. The following table outlines the threshold, target and maximum performance levels for 2016 set by the Compensation Committee, as well as the actual results for each of the quantitative goals:

Performance Metric	Threshold	Target	Maximum	Actual
Earnings Per Share (EPS)	$ (5.26)	$ (5.00)	$ (4.75)	$(2.94)
Return on Capital Employed (ROCE)	(35.6)%	(33.3)%	(31.3)%	(46.6)%
Safety (TRIR)	1.75	1.52	1.44	1.66
Safety (PMVA)	1.00	0.79	0.59	0.73

Although certain metrics were achieved, no annual cash bonus awards were paid to NEOs for 2016.
Quarterly Incentive Bonuses. All employees, with the exception of the Messrs. Patterson, Krenek and Newman, are eligible to receive cash bonuses under our Quarterly Incentive Bonus Plan. The Quarterly Incentive Bonus Plan is designed to tie compensation directly to the achievement of financial return on assets employed, revenue growth and safety goals. However, neither of Messrs. Dame and Lannen received any Quarterly Incentive Bonus payments during 2016:
Long Term Incentive Program. During 2016, the NEOs were eligible to receive long-term incentive awards under our stockholder approved 2003 Incentive Plan, as amended, and as of December 23, 2016, the NEOs are eligible to receive long-term incentive awards under our deemed stockholder approved (as a result of bankruptcy court approval) MIP. For fiscal 2016, long-term incentives were granted as follows:
For 2016, the Compensation Committee and the Board continued the use of a long-term incentive program consisting of the following initial equity awards:

Restricted Stock Awards		Performance-Based
(Discretionary Awards)		Phantom Stock Awards
·	Granted in March 2016 and subject to time-based vesting over a three-year period from grant date	·	Determined in March 2016 (target award) and granted as Performance Based Phantom Shares
		·	To be earned in 2017 subject to the Company’s TSR ranking during 2016 compared to that of the Total Shareholder Return (TSR) Peer Group;
·	Vesting ratably over a three-year period beginning in March 2017.	·	Vesting in two equal tranches on March 15, 2018 and March 15, 2019.

NEO	Target Number of	Shares of
	PB Phantom Shares	Restricted Stock
T.M. “Roe” Patterson	156,636	234,954
Alan Krenek	56,038	84,057
James F. Newman	56,038	84,057
William T. Dame	39,352	59,028
Eric Lannen	35,879	53,819

A Closer Look at Performance-Based Phantom Stock Awards. Performance-Based Phantom Stock Awards - referred to in this proxy statement as “PB Phantom Shares” - are designed to motivate management to assist the Company in achieving a high level of long-term performance and is intended to link this portion of executive compensation to long-term stockholder value. The Compensation Committee generally attempts to provide the Company’s NEOs with a total compensation package that is competitive and reflective of the performance achieved by the Company compared to its peers, as well as weighted toward long-term equity awards.
How Earned PB Phantom Shares Would Have Become Vested. For awards for performance year 2016, the PB Peer Group consisted of each of the following companies: (1) C&J Energy Services, Inc.; (2) Forbes Energy Services Ltd.; (3) Hercules Offshore, Inc.; (4) Key Energy Services, Inc.; (5) Natural Gas Services Group, Inc.; (6) Oil States International, Inc.; (7) Patterson-UTI Energy, Inc.; (8) Pioneer Energy Services Corp.; (9) Superior Energy Services, Inc.; (10) Team, Inc.; (11) Tesco Corp.; (12) Tetra Technologies, Inc. and (13) Forum Energy Technologies, Inc. The Compensation Committee in its sole discretion can determine to continue to include in or exclude from the peer group any of the above companies based on the occurrence of certain circumstances set forth in the award agreements, but in no event may substitute any other company in such excluded company’s place as part of the PB Peer Group.
In connection with the Prepackaged Plan, all outstanding unvested restricted shares were converted into our predecessor common stock and the phantom stock awards were cancelled. However, for summarizing the compensation program's initial intent, we summarize the terms below.
Once earned, PB Phantom Shares would have vested one-half increments on March 15, 2018 and March 15, 2019 (subject to accelerated vesting in certain circumstances. Each PB Phantom Share represented the right to receive:

•	a cash payment equal to the fair market value of one share of Basic’s common stock on the vesting date (not to exceed $8.00 per TSR Phantom Share);

•	one share of Basic common stock; or

•	a combination thereof, in each case as determined by the Compensation Committee.
All unvested TSR Phantom Shares would have been forfeited by the NEO (a) if the NEO’s employment with Basic was terminated by the Company for “Cause” before the TSR Phantom Shares are vested or (b) if the NEO terminated his employment with the Company before the TSR Phantom Shares are vested for any reason other than (i) “Good Reason” or (ii) the death or “Disability” or “Retirement” of the NEO, as such terms are defined in the award agreement. The NEO would have vested in all rights to the TSR Phantom Shares on the earliest of (i) the dates set forth above; (ii) termination by the Company without Cause; (iii) the death or Disability of the NEO; (iv) Termination for Good Reason; or (v) Retirement.
In the event that the Company declared and paid any dividends in respect of its outstanding shares of Basic common stock at any time during the applicable restricted period in which a NEO holds unvested PB Phantom Shares, the NEO would have received an additional cash payment for dividend equivalents (the “Dividend Equivalents”). Dividend Equivalents would be equal in value to the value of all dividends made by Basic with respect to a number of shares of common stock equal to the number of PB Phantom Shares that have become vested in accordance with the terms of the award agreement; provided, however, that no interest will be payable with respect to such Dividend Equivalents for the period of time beginning on the date a dividend with respect to Basic common stock is paid to Basic’s shareholders and ending on the date the Dividend Equivalents are paid to the grantee pursuant to the award agreement.
For PB Phantom Shares granted in March 2016, the performance measurement period was increased from one year to two years.
Other Practices, Policies and Guidelines
Stock Ownership Guidelines. The Board has adopted stock ownership guidelines that apply to certain executive officers (SEC Section 16 officers) which are referenced in our Stock Ownership Guidelines policy. This policy, as updated following our Chapter 11 proceedings, is posted on our website, www.basicenergyservices.com, under the “Investor Relations” tab.
Executives are expected to hold Company stock including unvested restricted stock or restricted stock units. Compliance with the stock ownership guidelines by the Officers is reviewed each year by the Compensation Committee of the Board. Executives subject to the Executive Stock Guidelines have their individual guideline established based on their annual base salary as of the Effective Date or at the time they become subject to the Guidelines (or as of the Effective Date for executives as of such date), and either $36.55 (the volume weighted average of trading prices on the first trading day after the Effective Date) for Executives as of the Effective Date, or for other Executives, the average closing common stock price for the prior 365-day period (or such shorter period not prior to December 27, 2017). Once established, an executive’s guideline generally does not change as a result of changes in his or her annual base salary or fluctuations in the common stock price.
Officers are required to achieve their Stock Ownership Guideline within five years from December 23, 2016 (i.e., the Effective Date) or if later, their hire date. In the event an officer is promoted to a position with a higher stock holding requirement (including from Vice President to Senior Vice President, or from Senior Vice President to CEO), the officer must comply with the increased stock ownership requirements for such new position within five years from the effective date of such promotion. Guidelines are established for each level as follows:

Executive Officer Share Ownership Guidelines

Officer Level	Base Compensation Multiple
CEO	3.00 x Base Annual Salary
Senior Vice President	2.00 x Base Annual Salary
Vice President/ Other Executives	1.00 x Base Annual Salary

The Company does not have specific equity or other security ownership requirements or guidelines for employees other than officers. However, management level employees are encouraged to take an ownership stake in the Company and are specifically compensated with equity compensation.

Clawback Policy. The Compensation Committee adopted Basic Energy Services’ Clawback Policy, which has been acknowledged and agreed to by each of the NEOs and other executive officers, for retroactively adjusting past performance, incentive-based cash compensation in the event of a restatement of prior period financial results.
Anti-Hedging Policy. Pursuant to our Corporate Governance Guidelines and an anti-hedging policy adopted by our Board of Directors, executive officers and directors are specifically prohibited from engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock. In addition, any trading in Company stock by directors and executive officers is subject to the additional restrictions set forth in our Insider Trading Policy.
Retirement and Deferred Compensation Benefits. All of the NEOs participate in or are eligible to participate in the Basic Energy Services 401(k) Plan and Basic Energy Services Executive Deferred Compensation Plan, which are both offered to eligible employees across the Company.
Other Benefits and Perquisites. The NEOs are covered under the same health benefit program we offer to our other employees. The Company provides various forms of insurance coverage and limited perquisites to our NEOs. Perquisites may include vehicle allowances, club memberships and long-term disability insurance. During 2016, those perquisites were provided to NEOs based on individual employment agreements. Each category of perquisites and amounts are set forth in the footnotes to the Summary Compensation Table below under “Executive Compensation Matters.”
Risk Management and Safety. The Compensation Committee also carefully considers the relationship between risk and our overall compensation policies, programs and practices for executive officers and other employees. The Compensation Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Compensation Committee has determined that the Company’s compensation plans and policies do not encourage excessive risk-taking.
The Company is also committed to enhancing the safety of its operations. Safety has been, and remains, a key component of annual incentive compensation for our NEOs, executive officers and other employees.
Section 162(m). Our prior incentive plan and the Management Incentive Plan permits the payment of qualified performance-based compensation within the meaning of Section 162(m) of the Code, which generally limits the deduction that the Company may take for compensation paid in excess of $1,000,000 to certain of the Company’s “covered officers” in any one calendar year unless the compensation is “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. While the Compensation Committee reserves the right to grant ad hoc or special awards at any time that are subject to the limits of deductibility, as noted above certain performance-based awards under the Management Incentive Plan (both time-based awards and awards under any future PB Incentive Program) are also not administered consistent with the requirements of 162(m) for performance-based compensation.
Compensation of Directors. The Compensation Committee is also responsible for determining the annual retainer, meeting fees, equity-based awards and other benefits for members of the Board of Directors. The Compensation Committee’s objective with respect to director compensation is to provide compensation incentives that attract and retain individuals of outstanding ability.
Directors who are Company employees do not receive a retainer or fees for service on the board or any committees. The Company pays non-employee members of the board for their service as directors.
Prior to our emergence from Chapter 11 on December 31, 2016, directors who were not employees received in 2016:

Annual director fee:	$31,500; for 2016, our Chairman received an additional $27,000
Committee Chairmen annual fees:
Audit Committee	$13,500
Compensation Committee	$9,000
Nominating and Corporate Governance Committee	$9,000
Meeting fees:	$1,800 per Board or Committee meeting attended, whether in person or telephonic.
Equity-based compensation:
Annual awards
In March 2016, Messrs. Chiles, D’Agostino, Fulton, Garza, Johnson, Moore, Huseman and Webster were granted 10,000 shares of restricted stock that vested ratably in three equal increments on March 15, 2017, 2018 and 2019. Our Chairman was granted an additional 5,000 shares of restricted stock that vested ratably over the same period as the standard non-employee director award. Each of these awards were cancelled upon our emergence from Chapter 11 pursuant to the Prepackaged Plan.

Following our emergence from Chapter 11 on December 31, 2016, directors who were not employees received in 2016:

Annual director fee:	$75,000; for 2016, our Chairman received an additional $25,000
Committee Chairmen annual fees:
Audit Committee	$15,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Meeting fees:	None
Equity-based compensation:
Annual awards
Upon emergence from Chapter 11, we did not issue any equity awards to our new non-employee directors; however, assuming approval of our Director Incentive Plan at the 2017 Annual Meeting of Stockholders, we expect to grant to each of our directors restricted stock awards with a value equal to $125,000 (or with respect to our Chairman with a value of $150,000) vesting on December 23, 2017 (or the first anniversary of the director hire date).

Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors. Director compensation in effect for 2016 prior to our emergence from Chapter 11 was based in part on a review and recommendations by Pearl Meyer.
For the 2016 fiscal year, the Compensation Committee and the Board approved a dollar value-based approach to share compensation for director restricted stock awards to be issued in March 2016, rather than the historical approach of awarding a fixed number of shares, in part to reduce the impact of the Company’s stock price volatility on overall director compensation.The new Board and Compensation Committee during 2017 has approved a similar dollar-based approach.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report of the Compensation Committee shall not be deemed “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
Timothy H. Day, Chairman
John Jackson
Julio Quintana

EXECUTIVE COMPENSATION MATTERS

Summary Compensation Table

The following information relates to compensation paid by the Company for fiscal 2016, 2015 and 2014 to the Company’s Chief Executive Officer, its Chief Financial Officer, and each of the other three most highly compensated executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
T.M. “Roe” Patterson,	2016	630,000	—	9,171,126	2,104,717	1,253,700	—	—	13,159,543
President and Chief	2015	665,000	—	2,541,622	—	—	—	11,800	3,218,422
Executive Officer	2014	700,000	—	4,460,594	—	1,114,190	—	11,600	6,286,384
Alan Krenek,	2016	381,800	—	3,304,322	746,826	548,838	—	—	4,981,786
Senior Vice President,	2015	401,592	—	689,268	—	—	—	11,800	1,102,660
Chief Financial Officer, Treasurer and Secretary	2014	415,000	—	1,472,218	—	548,298	—	11,600	2,447,116
James F. Newman,	2016	381,800	—	3,304,322	746,826	548,838	—	—	4,981,786
Senior Vice President,	2015	401,592	—	689,268	—	—	—	11,800	1,102,660
Region Operations	2014	415,000	—	1,548,431	—	548,298	—	12,496	2,524,225
William T. Dame,	2016	290,904	—	1,796,905	407,363	218,178	—	—	2,713,350
Vice President,	2015	329,015	—	484,030	—	41,743	—	11,800	866,588
Pumping Services	2014	340,000	—	1,038,111	—	449,208	—	14,304	1,841,623
Eric Lannen, Vice President,	2016	285,000	—	898,471	203,682	325,625	—	—	1,712,778
Human Resources	2015	285,000	—	—	—	10,000	—	4,785	299,785
______________

(1)	Under the terms of their employment agreements, Messrs. Patterson, Krenek, Newman, Dame and Lannen are entitled to the compensation described under “Employment Agreements” below.

(2)
This column represents the total grant date fair value of RSUs granted to each of the applicable named executive officers. The fair value of RSUs was calculated based upon the closing market price of the Company’s common stock on December 27, 2016, the first day the reorganized Company’s common shares began trading. The actual value that an executive officer will realize upon vesting RSUs will depend on the market price of the Company’s stock on the vesting date, so there is no assurance that the value realized by an executive officer will be at or near the value of the market price of the Company’s stock on the grant date.

(3)
The aggregate number of option awards held by each executive officers at December 31, 2016, is as follows: Mr. Patterson 100,368, Messrs. Krenek and Newman 35,614 each, Mr. Dame 19,426 and Mr. Lannen 9,713. The option awards will vest in three equal installments beginning on December 23, 2017. Each option has an exercise price of $36.55.

(4)
Reflects aggregate bonus payments made utilizing metrics under our annual cash bonus incentive compensation plan and division-level Quarterly Incentive Bonus Plan. None of the named executive officers received any annual cash bonus payments under our annual cash bonus incentive compensation plan for 2016. In 2014, Messrs. Patterson, Krenek and Newman did not participate in the Quarterly Incentive Bonus Plan and received only an annual cash bonus for 2014 performance that was paid in early 2015. Messrs. Dame participated in the Quarterly Incentive Bonus Plan in 2015 and 2014, and received an annual cash bonus for 2014 performance that was paid in early 2015. Mr. Lannen participated in the Quarterly Incentive Bonus Plan in 2015.

(5)
Includes employer contributions to Executive Deferred Compensation Plan as follows for 2016, 2015 and 2014, respectively: for Mr. Patterson, $0, $10,600 and $10,400 ; for Mr. Krenek, $0, $10,600 and $10,400; for Mr. Newman, $0, $10,600 and $10,400; for Mr. Dame, $0, $10,600 and $10,400; and for Mr. Lannen, $0 and $400. Includes vehicle allowance of $896 for 2014 for Mr. Patterson, $8,834 for Mr. Newman and $2,704 for 2014 for Mr. Dame. Includes a cell phone allowance for each NEO for $0.00 and $1,200 each year for 2015 and 2014, and prorated for Mr. Lannen for 2015 to $400.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards to each of our named executive officers under our 2003 Plan and Management Incentive Plan during fiscal 2016. All unvested awards granted pursuant to our 2003 Plan were cancelled by operation of the Prepackaged Plan.

Grants of Plan-Based Awards — 2016

)

								All Other	All Other
		Estimated Future Payouts			Estimated Future Payouts			Stock	Option
		Under Non-Equity Incentive			Under Equity Incentive			Awards:	Awards:
		Plan Awards			Plan Awards			Number of	Number of	Exercise or
								Shares of	Securities	Base Price	Grant Date
								Stock or	Underlying	of Option	Fair Value
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	of Stock and
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Option Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

T.M. “Roe” Patterson	03/24/16 (1)	$—	$—	$—	—	—	—	156,636	—	—	$427,616
	03/24/16 (2)	$—	$—	$—	—	156,636	234,954	—	—	—	427,616
	12/23/16 (3)	$—	$—	$—	—	—	—	250,920	—	—	9,171,126
	12/23/16 (4)	$—	$—	$—	—	—	—	—	100,368	$36.55	2,104,717
Alan Krenek	03/24/16 (1)	$—	$—	$—	—	—	—	56,038	—	—	152,984
	03/24/16 (2)	$—	$—	$—	—	56,038	84,057	—	—	—	152,984
	12/23/16 (3)	$—	$—	$—	—	—	—	89,036	—	—	3,264,134
	12/23/16 (4)	$—	$—	$—	—	—	—	—	35,614	$36.55	746,826
James F. Newman	03/24/16 (1)	$—	$—	$—	—	—	—	56,038	—	—	152,984
	03/24/16 (2)	$—	$—	$—	—	56,038	84,057	—	—	—	152,984
	12/23/16 (3)	$—	$—	$—	—	—	—	89,036	—	—	3,264,134
	12/23/16 (4)	$—	$—	$—	—	—	—	—	35,614	$36.55	746,826
William T. Dame	03/24/16 (1)	$—	$—	$—	—	—	—	39,352	—	—	107,431
	03/24/16 (2)	$—	$—	$—	—	39,352	59,028	—	—	—	107,431
	12/23/16 (3)	$—	$—	$—	—	—	—	48,565	—	—	1,775,051
	12/23/16 (4)	$—	$—	$—	—	—	—	—	19,426	$36.55	407,363
Eric Lannen	03/24/16 (1)	$—	$—	$—	—	—	—	35,879	—	—	97,950
	03/24/16 (2)	$—	$—	$—	—	35,879	53,819	—	—	—	97,950
	12/23/16 (3)	$—	$—	$—	—	—	—	24,283	—	—	887,544
	12/23/16 (4)	$—	$—	$—	—	—	—	—	9,713	$36.55	203,682
______________

(1)
Shares of restricted stock were granted by our Compensation Committee to certain of our employees, including our named executive officers, on March 24, 2016. The shares of restricted stock vest over a three-year period from the grant date in one-third increments on each of March 15, 2017, 2018 and 2019. The shares of restricted stock were granted pursuant to our 2003 Incentive Plan and were cancelled by operation of the Prepackaged Plan.

(2)
Shares of performance based phantom stock were granted by our Compensation Committee to certain of our employees, including our named executive officers, on March 18, 2015. The shares of phantom stock vest over a three-year period from the grant date in one-third increments on each of March 15, 2016, 2017 and 2018. The shares of phantom stock were granted pursuant to our 2003 Incentive Plan but were cancelled by operation of the Prepackaged Plan.

(3)
RSUs were granted to certain of our employees, including our named executive officers, on December 23, 2016, pursuant to the Prepackaged Plan. The RSUs vest one-third on the grant date and one-third on the first and second anniversaries of the date of grant, respectively. The RSUs were granted pursuant to our Management Incentive Plan, as approved by the Bankruptcy Court.

(4)
The stock option awards were granted to certain of our employees, including our named executive officers, on December 23, 2016, pursuant to the Prepackaged Plan. The Options vest over a three-year period in one-third increments beginning on December 23, 2017. The stock options were granted pursuant to our Management Incentive Plan, as approved by the Bankruptcy Court.

Employment Agreements

Pursuant to our employment agreement, effective May 2013, with T.M. “Roe” Patterson, our President and Chief Executive Officer, Mr. Patterson’s initial annual base salary was set at $650,000 and is subject to adjustment at least annually. Mr. Patterson is entitled to an annual performance bonus if certain performance criteria are met. In addition, Mr. Patterson is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our equity compensation plan. If Mr. Patterson’s employment were to be terminated for certain reasons, he would be entitled to a lump sum severance payment equal to two times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if Mr. Patterson’s employment were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to three times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Mr. Patterson’s employment agreement renews automatically each January 1 for a one-year period unless notice of termination is properly given by us or Mr. Patterson. In the event that Mr. Patterson’s employment agreement is not renewed by us for any reason other than cause and a new employment agreement has not been entered into prior to the expiration of the then-current term, Mr. Patterson will be entitled to the same severance benefits described above.
We have also entered into an employment agreement with Alan Krenek, effective December 2006, our Senior Vice President, Chief Financial Officer, Treasurer and Secretary. James F. Newman, our Senior Vice President — Region Operations and William T. Dame, our Vice President — Pumping Services, effective November 2013. Pursuant to their agreements, Messrs. Krenek, Newman and Dame were given initial annual base salaries of $240,000, $400,000 and $295,000 respectively which are subject to adjustment at least annually. Each of Messrs. Krenek, Newman and Dame is also entitled to an annual performance bonus if certain performance criteria are met. In addition, each of Messrs. Krenek, Newman and Dame is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our equity compensation plan. If the employment of any of these officers were to be terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 1.5 times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if the employment of any of these officers were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to two times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Each of these employment agreements renews automatically each January 1 for a one-year period unless notice of termination is properly given by us or the officer. In the event that any of these employment agreements is not renewed by us for any reason other than cause and a new employment agreement has not been entered into prior to the expiration of the then-current term, the officer will be entitled to the same severance benefits described above.
The employment agreements for Messrs. Patterson, Krenek, Newman and Dame also provide for gross up payments to the extent Section 280G of the Internal Revenue Code would apply to such payments as excess “parachute” payments. These provisions have been included in the applicable employment agreements for each of these officers since prior to 2008.
The employment agreements for Messrs. Patterson, Krenek, Newman and Dame also provide for gross up payments to the extent Section 280G of the Internal Revenue Code would apply to such payments as excess “parachute” payments. These provisions have been included in the applicable employment agreements for each of these officers since prior to 2008.
We have also entered into an employment agreement with Eric Lannen, effective August 2015, our Vice President - Human Resources. Pursuant to our employment agreement with Mr. Lannen, Mr. Lannen’s initial annual base salary is set at $285,000, and is subject to adjustment at least annually. Mr. Lannen is also entitled to an annual performance bonus if certain performance criteria were met. In addition, Mr. Lannen is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our equity incentive plan. If Mr. Lannen’s employment is terminated for certain reasons, including retirement, he is entitled to a lump sum severance payment equal to 0.75 times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination occurred. Additionally, if Mr. Lannen’s employment were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he will be entitled to a lump sum severance payment equal to 1.0 times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Mr. Lannen’s employment agreement is renewable automatically each January 1 for a one-year period unless notice of termination is properly given by us or Mr. Lannen. In the event that within the six months preceding or the twelve months following a change in control of our company, Mr. Lannen’s employment agreement was not renewed by us for any reason other than cause and a new employment agreement was entered into prior to the expiration of the then-current term, Mr. Lannen is entitled to the change in control severance benefits described above.
As consideration for our entering into the above employment agreements, each of Messrs. Patterson, Krenek, Newman, Dame and Lannen has agreed in his employment agreement that, for a period of six months following the termination of his employment by us without cause or by him for good reason, and for a period of two years following the termination of his employment for retirement or any other reason, he will not, among other things, engage in any business competitive with ours, render services to any entity that is competitive with us or solicit business from certain of our customers or potential customers. These non-competition restrictions will not apply in the event that such termination is within twelve months of a change in control of our company. Additionally, each officer has agreed not to solicit any of our employees to terminate, reduce or otherwise adversely affect his or her employment with us for a period of two years following the termination of his employment by us for whatever reason.
Our Compensation Committee reviews and discusses periodically with a compensation consultant the salary and wage levels of our officers and employees, including our named executive officers. In February 2016, our Compensation Committee, based on its discussion with its compensation consultant, decreased 2016 base salaries from the 2015 salary amounts for each of our executive officers (other than Mr. Lannen, which was unchanged from 2015). Base salaries for 2016 were as follows: Mr. Patterson - $630,000; Mr. Krenek - $381,800; Mr. Newman - $381,800; Mr. Dame - $290,904; and Mr. Lannen - $285,000.

Outstanding Equity Awards at Fiscal Year-End

Upon our emergence from bankruptcy and pursuant to the Prepackaged Plan, all outstanding equity awards of the Company as of the Effective Date were cancelled. The following table sets forth information concerning unexercised stock options and unvested RSUs that were granted following emergence from bankruptcy to each of our named executive officers as of December 31, 2016:

Option Awards						Stock Awards
									Equity Incentive
	Number of	Number of	Equity			Number of		Equity Incentive	Plan Awards:
	Securities	Securities	Incentive Plan			Shares		Plan Awards:	Market or Payout
	Underlying	Underlying	Awards: Number of			or Units of	Market Value of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Securities Underlying	Option		Stock That	Shares or Units of	Shares, Units or	Shares, Units or
	Options	Options	Unexercised	Exercise	Option	Have Not	Stock That	Other Rights that	Other Rights That
	(#)	(#)	Unearned Options	Price	Expiration	Vested	Have Not Vested	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

T.M. “Roe” Patterson
12/23/2016(1)	—	—	—	—		167,280	5,913,348	—	—
12/23/2016(2)	—	—	100,368	$36.55	12/23/2026	—	—	—	—
Alan Krenek
12/23/2016(1)	—	—	—	—		59,357	2,098,270	—	—
12/23/2016(2)	—	—	35,614	$36.55	12/23/2026	—	—	—	—
James F. Newman
12/23/2016(1)	—	—	—	—		59,357	2,098,270	—	—
12/23/2016(2)	—	—	35,614	$36.55	12/23/2026		—	—	—
William T. Dame
12/23/2016(1)	—	—	—	—		32,376	1,144,492	—	—
12/23/2016(2)	—	—	19,426	$36.55	12/23/2026		—	—	—
Eric Lannen
12/23/2016(1)	—	—	—	—		16,188	572,246	—	—
12/23/2016(2)	—	—	9,713	$36.55	12/23/2026	—	—	—	—
(1)    One third of the RSUs vested on December 23, 2016. The remainder will vest in equal installments on December 23, 2017 and 2018.
(2)    The options will vest in three equal annual installments: one third on December 23, 2017, one third on December 23, 2018, and the remainder on December 23, 2019.

Option Exercises and Stock Vested

The following table sets forth information concerning exercises of stock options and vesting of RSUs and restricted stock awards ("RSAs") of each of our named executive officers during fiscal 2016:
Option Exercises and Stock Vested — 2016
0

	Option Awards		Stock Awards
	Number of Shares	Value	Number of RSUs	Value	Number of RSAs	Value
	Acquired on Exercise	Realized on Exercise	Acquired on Vesting	Realized on Vesting	Acquired on Vesting	Realized on Vesting
Name	(#)	($)	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

T.M. “Roe” Patterson	—	—	83,640	$3,530,776	161,684	$473,734
Alan Krenek	—	—	29,679	$1,253,119	57,458	$168,352
James F. Newman	—	—	29,679	$1,224,192	47,585	$139,424
William T. Dame	—	—	16,189	$696,406	35,733	$104,698
Eric Lannen	—	—	8,095	$295,872	—	$—

Nonqualified Deferred Compensation Plans

The following table sets forth information concerning the nonqualified deferred compensation of our named executive officers during fiscal 2016:

Nonqualified Deferred Compensation — 2016

)

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FY
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(2)	(d)	(e)	(f)(3)

T.M. “Roe” Patterson	$43,167	—	$47,533	—	$583,133
Alan Krenek	—	—	$51,217	$(72,328)	$429,940
James F. Newman	—	—	$55,555	—	$563,198
William T. Dame	$6,500	—	$25,676	—	$437,190
Eric Lannen	—	—	$589	—	$10,440
__________________

(1)	Executive contributions during 2016 are included in the executive’s salary and bonus amounts, as applicable, as reported in the Summary Compensation Table.

(2)	Registrant contributions during 2016 are included in all other compensation in the Summary Compensation Table.

(3)	All amounts were previously reported as compensation in the Summary Compensation Tables for previous years.
Each of our named executive officers is permitted to participate in our Executive Deferred Compensation Plan. An executive officer permitted to participate in this plan may defer a portion of his compensation, up to a maximum of 50% of his annual salary and 100% of his annual cash bonus, into his plan account. We make an annual matching contribution to each participating executive’s plan account, with the Company matching 100% of the first 3% of the executive’s salary that is deferred, and 50% of the next 2% of the executive’s salary that is deferred, up to a plan-year maximum of $10,600. We may also make discretionary contributions into an executive officer’s plan account from time to time as we deem appropriate. Subject to certain exceptions, our matching and discretionary contributions vest in one-fourth increments determined by the executive’s years of service, with vesting beginning after two years of service, and full vesting occurring after five years of service. Each executive officer is always fully vested in his own contributions to his plan account. Earnings on an executive officer’s plan account for any given year are dependent upon the investment options chosen by the executive officer for such plan account. Generally, participants under this plan may elect when and how distributions of vested amounts in a plan account will be made, including whether such distributions are in annual installments or a lump sum. However, certain key employees, including our named executive officers, may not receive distributions before a date six months after the date their employment with us is terminated for any reason other than death or disability.

Potential Payments upon Termination or Change in Control
Each of our named executive officers is party to an employment agreement as described above. Pursuant to these agreements, these officers are entitled to certain severance benefits. In addition, the grant agreements relating to our executive officers’ stock option and restricted stock awards provide for accelerated vesting under certain circumstances, including a “double-trigger” requirement in connection with a change in control. The tables below quantify amounts that would have been paid assuming the following events took place on December 31, 2016.

Potential Post-employment Payments as of December 31, 2016 — T.M. “Roe” Patterson
0

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason(3)	Termination (4)	Cause (4)	Death	Disability
Compensation
Severance(5)	$—	$2,394,000	$—	$2,394,000	$2,394,000	$—	$5,232,570	$—	$—
Bonus(6)	—	567,000	—	567,000	567,000	—	630,000	567,000	567,000
Long-Term Incentive(7):
Acceleration of Unvested Options	—	2,104,717	—	2,104,717	2,104,717	—	2,104,717	2,104,717	2,104,717
Acceleration of Unvested RSUs	—	6,114,084	—	6,114,084	6,114,084	—	6,114,084	6,114,084	6,114,084
Benefits and Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan	—	—	—	—	—	—	—	—	—
COBRA Continuation	N/A	31,118	N/A	31,118	31,118	N/A	31,118	—	—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	2,556,609	N/A	N/A
Total	$—	$11,210,919	$—	$11,210,919	$11,210,919	$—	$16,669,098	$8,785,801	$8,785,801

Potential Post-employment Payments as of December 31, 2016 — Alan Krenek

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason(3)	Termination (4)	Cause (4)	Death	Disability
Compensation
Severance(5)	$—	$1,002,225	$—	$1,002,225	$1,002,225	$—	$1,860,196	$—	$—
Bonus(6)	—	286,350	—	286,350	286,350	—	286,350	286,350	286,350
Long-Term Incentive(7):
Acceleration of Unvested Options	—	746,826	—	746,826	746,826	—	746,826	746,826	746,826
Acceleration of Unvested RSUs	—	2,179,367	—	2,179,367	2,179,367	—	2,179,367	2,179,367	2,179,367
Benefits and Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan Contributions to	—	—	—	—	—	—	—	—	—
COBRA Continuation	N/A	20,981	N/A	20,981	20,981	N/A	20,981	—	—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	N/A
Total	$—	$4,235,749	$—	$4,235,749	$4,235,749	$—	$5,093,720	$3,212,543	$3,212,543

0

Potential Post-employment Payments as of December 31, 2016 — James F. Newman

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason(3)	Termination (4)	Cause (4)	Death	Disability
Compensation
Severance(5)	—	1,002,225	—	1,002,225	1,002,225	—	1,860,196	—	—
Bonus(6)	—	286,350	—	286,350	286,350	—	286,350	286,350	286,350
Long-Term Incentive(7):
Acceleration of Unvested Options	—	746,826	—	746,826	746,826	—	746,826	746,826	746,826
Acceleration of Unvested RSUs	—	2,179,367	—	2,179,367	2,179,367	—	2,179,367	2,179,367	2,179,367
Benefits and Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan Contributions to	—	—	—	—	—	—	—	—	—
COBRA Continuation	N/A	28,682	N/A	28,682	28,682	N/A	28,682	—	—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	N/A
Total	$—	$4,243,450	$—	$4,243,450	$4,243,450	$—	$5,101,421	$3,212,543	$3,212,543

Potential Post-employment Payments as of December 31, 2016 — William T. Dame

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason(3)	Termination (4)	Cause (4)	Death	Disability
Compensation
Severance(5)	$—	$763,623	$—	$763,623	$763,623	$—	$1,134,726	$—	$—
Bonus(6)	—	218,178	—	218,178	218,178	—	218,178	218,178	218,178
Long-Term Incentive(7):
Acceleration of Unvested Options	—	407,363	—	407,363	407,363	—	407,363	407,363	407,363
Acceleration of Unvested RSUs	—	1,183,379	—	1,183,379	1,183,379	—	1,183,379	1,183,379	1,183,379
Benefits and Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan Contributions to	—	—	—	—	—	—	—	—	—
COBRA Continuation	N/A	20,981	N/A	20,981	20,981	N/A	20,981	—	—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	N/A
Total	$—	$2,593,524	$—	$2,593,524	$2,593,524	$—	$2,964,627	$1,808,920	$1,808,920

0

Potential Post-employment Payments as of December 31, 2016 — Eric Lannen

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason (3)	Termination (4)	Cause (4)	Death	Disability
Compensation
Severance(5)	—	320,625	—	320,625	320,625	—	427,500	—	—
Bonus(6)	—	142,500	—	142,500	142,500	—	142,500	142,500	142,500
Long-Term Incentive(7):
Acceleration of Unvested Options	—	203,682	—	203,682	203,682	—	203,682	203,682	203,682
Acceleration of Unvested RSUs	—	591,708	—	591,708	591,708	—	591,708	591,708	591,708
Benefits and Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan Contributions to	—	0	—	—	—	—	—	—	—
COBRA Continuation	N/A	28,648	N/A	28,648	28,648	N/A	28,648	—	—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	$—	$1,287,163	$—	$1,287,163	$1,287,163	$—	$1,394,038	$937,890	$937,890

(1)
Retirement. “Retirement” is defined for purposes of each of our current executive officer’s employment agreement, as such executive’s voluntary termination of his employment after attaining age 65 (with the exception of Mr. Patterson being age 60) and accruing ten years of service with us. For purposes of the acceleration of unvested stock options, “Retirement” means the voluntary termination of his employment by an executive officer after he has attained the age of 65.

(2)
Cause. Under each executive officer’s employment agreement, the definition of “Cause” includes, among other things, conviction of the executive officer of a crime involving moral turpitude or a felony, commission by the executive officer of fraud upon, or misappropriation of funds of, the Company, knowing engagement by the executive officer in any activity in direct competition with the Company, and a material breach by the executive officer of such employment agreement. For purposes of the acceleration of unvested stock options, “Cause” has the same meaning as it in the employment agreements. For purposes of the acceleration of unvested RSUs, “Cause” has the same meaning as it has in the employment agreements.

(3)
Good Reason. Under each executive officer’s employment agreement, the definition of “Good Reason” includes, among other things, a reduction in the executive officer’s base salary or bonus opportunity, a relocation of more than fifty miles of the executive officer’s principal office, a substantial and adverse change in the executive officer’s duties, control, authority, status or position, the failure of the Company to continue in effect any pension plan, life insurance plan, health-and-accident plan, retirement plan, disability plan, stock option plan, deferred compensation plan or executive incentive compensation plan under which the executive officer was receiving material benefits, or the Company’s material reduction of the executive officer’s benefits under any such plan, and any material breach by the Company of any other material provision of such employment agreement. Prior to terminating his employment for Good Reason, the executive officer must comply with the notice provisions of his employment agreement. For purposes of the acceleration of unvested stock options, “Good Reason” has the same meaning as it has in the employee agreements. For purposes of the acceleration of unvested RSUs, “Good Reason” has the same meaning as it has in the employment agreements.

(4)
Change in Control. Under each executive officer’s employment agreement, the definition of “Change in Control” (or “CIC”) includes, subject to certain exceptions, (i) acquisition by any individual, entity or group of beneficial ownership of 50% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) approval by the stockholders of the Company of a merger, unless immediately following such merger, substantially all of the holders of the Company’s securities immediately prior to the merger beneficially own more than 50% of the common stock of the corporation resulting from such merger, and (iii) the sale or other disposition of all or substantially all of the assets of the Company. For purposes of the acceleration of unvested stock options, “Change in Control” has the same meaning as it has for purposes of the MIP. For purposes of the acceleration of unvested restricted stock, “Change in Control” has the same meaning as it has for purposes of the executive officer’s employment agreement.

(5)	Severance.
Termination by the Company except for Cause or termination of his own employment for Good Reason or Retirement
Each executive officer would be entitled to a lump sum severance payment equal to a multiple of the sum of his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. For Mr. Patterson the multiple is two, for Messrs. Krenek, Newman and Dame the multiple is 1.50, for Mr. Lannen the multiple is .75. During 2016, the annual incentive target bonus for our named executive officers utilized was 90% for Mr. Patterson, 75% for Messrs. Krenek, Newman and Dame and 50% for Mr. Lannen, in each case of their annual salary as of the end of the fiscal year. Based on performance metrics, the Company did not pay annual cash incentive bonuses for the fiscal year 2016.
Termination by the Company except for Cause, or termination of his own employment for Good Reason or Retirement, within the six months preceding or the twelve months following a Change in Control
Instead of the payment disclosed in the pervious paragraph, each executive officer would be entitled to a lump sum severance payment equal to a multiple of the sum of his base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. For Mr. Patterson, the multiple is three, for Messrs. Krenek, Newman and Dame the multiple is two, and for Mr. Lannen the multiple is one.

(6)
Bonus. In addition to severance payments, the named executive officers are entitled to a pro rata portion of their estimated bonus upon certain events of termination. The above tables reflect the annual incentive target bonus for the named executive officers for 2016.

(7)	Long-Term Incentive.
Stock Options
In the event of a termination of the executive by the Company for Cause or resignation by the executive without a Good Reason, all unvested stock options will be forfeited immediately, automatically and without consideration upon the termination. In the event of termination by the Company without Cause or resignation for a Good Reason, any portion of the unvested stock options that would have vested had the executive continued his service during the 12 months following the termination will vest on such termination or resignation date. In the event of Death or Disability, all unvested stock options fully vest on such date. In the event of any Change of Control, all unvested options will fully vest.
Restricted Stock Units
In the event of a termination of the executive by the Company for Cause or resignation by the executive without a Good Reason, all unvested RSUs will be forfeited immediately, automatically and without consideration upon the termination. In the event of termination by the Company without Cause or resignation for a Good Reason, any portion of the unvested RSUs that would have vested had the executive continued his service during the 12 months following the termination will vest on such termination or resignation date. In the event of Death or Disability, all unvested RSUs fully vest on such date. In the event of any Change of Control, all unvested RSUs will fully vest.

(8)	Other Benefits and Perquisites.
Employer Contributions to Executive Deferred Compensation Plan
Each executive officer will become fully vested in all unvested matching and discretionary contributions made by the Company into his plan account upon (i) obtaining the age of 65, (ii) his death or disability or (iii) a termination for any reason whatsoever within 24 months following a Change in Control. Otherwise, each executive officer will forfeit any unvested portion of his plan account upon a termination for any reason. Additionally, certain key employees, including the named executive officers, may not receive distributions before a date six months after the date they separate service from the Company for any reason other than death or disability.

COBRA Continuation
In addition to the above cash benefits paid pursuant to each executive officer’s employment agreement, the Company will continue to provide the executive officer and his dependents with health benefits for up to 18 months.
280G Tax Gross-up
The employment agreements for Messrs. Patterson, Krenek, Newman, and Dame provide for gross up payments to the extent Section 280G of the Internal Revenue Code would apply to any payments as excess “parachute” payments. The tax gross-up terms have been included in the applicable employment agreement for each of these officers since prior to 2008.

Any benefits payable as described above are payable in a cash lump sum not later than 60 calendar days following the termination date. The employment agreements of the named executive officers also contain certain non-competition and non-solicitation provisions. For additional information regarding these employment agreements, see “Executive Compensation Matters — Employment Agreements.”

Director Compensation

The following table sets forth information concerning the 2016 compensation of each of our directors (both current and former) other than T. M. “Roe” Patterson, who is a named executive officer and receives no compensation for serving as a director:

Director Compensation — 2016

	Fees Earned or	Stock	Option	Non-Equity Incentive	Change in Pension Value and	All Other
	Paid in Cash	Awards	Awards	Plan Compensation	Nonqualified Deferred	Compensation	Total
Name	($)	($)	($)	($)	Compensation Earnings	($)	($)
(a)	(b)	(c) (1)	(d)	(e)	(f)	(g)	(h)

Steven A. Webster	$109,900	$40,950	—	—	—	—	$150,850
Sylvester P. Johnson, IV	$63,900	$27,300	—	—	—	—	$91,200
William E. Chiles	$78,300	$27,300	—	—	—	—	$105,600
Robert F. Fulton	$93,700	$27,300	—	—	—	—	$121,000
James S. D’Agostino, Jr.	$109,900	$27,300	—	—	—	—	$137,200
Thomas P. Moore, Jr.	$81,000	$27,300	—	—	—	—	$108,300
Antonio O. Garza, Jr.	$58,500	$27,300	—	—	—	—	$85,800
Kenneth V. Huseman	$49,500	$27,300	—	—	—	—	$76,800
Timothy H. Day(2)	$4,792	—	—	—	—	—	$4,792
Julio M. Quintana(2)	$3,542	—	—	—	—	—	$3,542
John Jackson(2)	$3,750	—	—	—	—	—	$3,750
James D. Kern(2)	$3,125	—	—	—	—	—	$3,125
Samuel E. Langford(2)	$3,125	—	—	—	—	—	$3,125
Anthony J. DiNello(2)(3)	—	—	—	—	—	—	—
0

(1)
This column represents the total grant date fair value of restricted stock awards granted to each of the applicable directors. The fair value of restricted stock awards was calculated based upon the closing market price of the Company’s common stock on the grant date. None of the awarded restricted shares vested and were cancelled pursuant to the Prepackaged Plan.

(2)
No equity awards were issued to non-employee directors upon emergence during 2016; however, we plan to grant to current directors equity awards pursuant to the Director Incentive Plan, which is subject to stockholder approval. The current directors also received no cash or other compensation during 2016.

(3)	Mr. DiNello did not serve as a director during 2016.

For additional information regarding fees earned for services as a director in 2016, including annual retainer fees, committee and chairmanship fees, and meeting fees, see “Board of Directors and Committees of the Board — Board of Directors — Compensation.”

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons. During 2016, there were no transactions with related persons that were required to be disclosed in this proxy statement, other than as set forth below.
In December 2010, Basic entered into a lease agreement with Darle Vuelta Cattle Co., LLC (“DVCC”), an affiliate of a former director, for the right to operate a salt water disposal well, brine well and fresh water well. The term of the lease will continue until the salt water disposal well and brine well are plugged and no fresh water is being sold. The lease payments are the greater of (i) the sum of $0.10 per barrel of disposed oil and gas waste and $0.05 per barrel of brine or fresh water sold or (ii) $5,000 per month.

In February 2015, Basic purchased 100 acres of vacant land outside of Midland, Texas for $1.5 million from DVCC. In October 2016, Basic completed a non-cash exchange with DVCC in which the land purchased in February 2015, was exchanged for 34.81 acres in Midland County to be used for a salt water disposal well.
Each of these transactions with DVCC was reviewed and discussed by the Audit Committee and was authorized and approved by the Audit Committee pursuant to our “Policy and Procedures with Respect to Related Person Transactions.”
Review, Approval or Ratification of Transactions with Related Persons. Pursuant to the charter of the Audit Committee, the Audit Committee is responsible for establishing procedures for the approval of all related party transactions between the Company and any officer or director that would potentially require disclosure. The Board of Directors has adopted a written policy regarding related party transactions that is to be administered by the Audit Committee. The policy applies generally to transactions, arrangements or relationships in which the Company was, is or will be a participant, in which the amount involved exceeds $60,000 and in which any related person had, has or will have a direct or indirect material interest. Related persons include, among others, directors and officers of the Company, beneficial owners of 5% or more of the Company’s voting securities, immediate family members of the foregoing persons, and any entity in which the foregoing persons are employed, are a principal or in which such person has more than a 10% beneficial ownership interest. The Company’s Chief Financial Officer is responsible for submitting related person transactions to the Audit Committee for approval by the committee at regularly scheduled meetings, or, if such approval is not practicable, to the Chairman of the Audit Committee for approval between such meetings. When considering related person transactions, the Audit Committee, or where submitted to the Chairman, the Chairman, will consider all of the relevant facts available, including, but not limited to: the benefits of the transaction to the Company; the impact on a director’s independence in the event the related person is a director; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions available to unrelated third parties or to employees of the Company generally. The Company is not aware of any transaction that was required to be reported in its filings with the SEC where such policies and procedures either did not require review or were not followed.
Compensation Committee Interlocks and Insider Participation

Messrs. Day (Chairman), Jackson and Quintana serve as the members of our Compensation Committee. The Board of Directors has determined that Messrs. Day, Jackson and Quintana are independent directors (as defined by NYSE listing standards). None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.
Leadership Structure of the Company’s Board of Directors
Mr. Day is the Chairman of the Board. The Chairman is not the principal executive officer of the Company. The Board believes that the separation of the Chairman and the Chief Executive Officer functions in this structure is appropriate for oversight purposes on behalf of its investors and given that the Company’s common stock is publicly traded.
Board Role in Risk Oversight of the Company
The Board has delegated certain responsibilities to the Audit Committee under the Company’s Audit Committee charter. These responsibilities include, among others: (i) meeting periodically with management and/or the Company’s Chief Financial Officer and Chief Accounting Officer to review and discuss (A) the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including guidelines and policies with respect to risk management and risk assessment and (B) the effects of regulatory and accounting changes; (ii) reviewing and discussing with the Company’s independent auditor reports that the independent auditors are required to provide to the Audit Committee relating to significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; (iii) discussing periodically with members of management, the Company’s internal auditors and the Company’s independent auditor the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting, any changes in internal controls, and any significant deficiencies or material weaknesses in the design or operation of internal controls; and (iv) establishing and maintaining whistleblower procedures for complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. In connection with these risk oversight matters, the Audit Committee also regularly reviews with management safety and litigation matters.

The Board receives regular reports from the Chairman of the Audit Committee regarding its activities and actions, as well as any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the auditors, and the performance of the internal audit function.
The Board does not have any separate risk committees. However, the Compensation Committee, in connection with setting 2016 and 2017 compensation, has considered whether its compensation policies and practices are reasonably likely to cause a material adverse effect on the Company. Risk oversight with respect to other Company matters, to the extent applicable, remains with the Board or the Company’s management.

AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Audit Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met seven times during the year ended December 31, 2016.
The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.
The Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2016, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.
This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act

John Jackson, Chairman
Timothy H. Day
James D. Kern

Independent Auditor and Fees

KPMG LLP, a registered public accounting firm, audited the Company’s consolidated financial statements for fiscal 2016 and has advised the Company will have a representative available at the 2017 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he or she so desires.
KPMG LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2016 and 2015 annual financial statements, reviews of quarterly financial statements, and review of the Company’s documents filed with the Securities and Exchange Commission (Audit Fees), (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements (Audit-Related Fees), (iii) services related to tax compliance (Tax Fees) and (iv) all other services provided by KPMG LLP (All Other Fees). For fiscal 2016 and 2015, there were no Audit-Related Fees, and thus none reported in the table below.0

		Tax Fees	All Other
	Audit Fees	Fees(1)	Fees(2)
Fiscal 2016	$1,270,880	$642,360	$20,000
Fiscal 2015	$1,370,102	$—	$10,000
___________

(1)	“Tax Fees” consist of fees paid for reviews performed in connection with Restructuring Tax Services in 2016

(2)	"All Other Fees" consist of the registration statement on Form S-3 and related consent in 2015 and Form S-8 and related consent in 2016.

Audit Committee Pre-Approved Policies and Procedures

The Audit Committee of the Board of Directors has adopted policies regarding the pre-approval of auditor services. The Audit Committee historically approves at its May meeting all services provided by the independent public accountants. All additional services must be pre-approved on a case-by-case basis. The Audit Committee reviews the actual and budgeted fees for the independent public accountants at its first and fourth meetings. All of the services provided by KPMG LLP during fiscal 2016 were pre-approved by the Audit Committee.

PROPOSAL 2:
APPROVAL OF BASIC ENERGY SERVICES, INC.
NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

On January 6, 2017, pursuant to the recommendation of the Compensation Committee, the Board of Directors unanimously approved, subject to stockholder approval, the Basic Energy Services, Inc. Non-Employee Director Incentive Plan (the “Director Incentive Plan”). The maximum aggregate number of shares of our common stock under the Director Incentive Plan will be 100,000 shares. If approved, the Director Incentive Plan will be effective as of January 6, 2017, the date the Board approved the Director Incentive Plan.
The Director Incentive Plan is intended to promote the interests of the Company by encouraging non-employee directors of the Company and its affiliates to acquire an equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Director Incentive Plan is also intended to enhance the ability of the Company and its affiliates to attract and retain the services of non-employee directors who are essential for the growth and profitability of the Company. As discussed in “Compensation Discussion and Analysis -- Other Practices, Policies and Guidelines -- Compensation of Directors”, in connection with 2017 director compensation, we expect to grant each non-employee director $125,000 in targeted restricted stock awards (or $150,000 aggregate for our Chairman) under the Director Incentive Plan, subject to stockholder approval, which awards would vest on December 23, 2017 (or the first anniversary of the director hire date) . If the Director Incentive Plan is not approved at our 2017 Annual Stockholders Meeting or restricted stock awards are not subsequently approved by the Board, we will pay such annual amounts in cash on a pro rata basis, quarterly in arrears.
The Board of Directors unanimously recommends that you vote FOR this proposal.
A majority of the votes cast is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.
The following is a summary of the key terms of the Director Incentive Plan. The summary does not purport to be a complete description of all provisions of the Director Incentive Plan and is qualified in its entirety by reference to the complete text of the Director Incentive Plan attached to this proxy statement as Annex A. Terms used but not defined herein should be given the meaning used under the Director Incentive Plan.
Summary of Key Terms of the Director Incentive Plan
Shares Available; Types of Awards; Individual Limits
The aggregate number of shares with respect to which awards may be granted under the Director Incentive Plan, subject to stockholder approval, is up to 100,000 shares of the Company’s common stock.
The Director Incentive Plan permits the granting of the following types of awards to non-employee directors of the Company: (i) nonqualified stock options to purchase shares of common stock (“Options”); (ii) restricted stock (“Restricted Stock”); (iii) restricted stock units (“RSUs”); and (iv) other stock-based awards (“Other Stock-Based Awards,” and collectively with Options, Restricted Stock and RSUs, “Awards”).
Subject to the potential adjustments described in “Adjustment to Shares” below, and any adjustment set forth in the applicable Award agreement, the maximum number of shares that may be covered by Options granted to any Non-Employee Director in any calendar year is 20,000, and the maximum number of shares that may be covered by Restricted Stock, RSUs and Other Stock-Based Awards granted to any Non-Employee Director in any calendar year is 20,000.

Eligibility for Participation
Only Non-Employee Directors are eligible to participate in this Plan.
Administration
The Director Incentive Plan will be administered by the Board. Subject to the terms and conditions of the Director Incentive Plan, the Board will have authority to: (i) determine the Fair Market Value of Awards; (ii) determine the number of shares to be covered by each Award granted under the Director Incentive Plan; (iii) approve forms of Award agreements for use under the Director Incentive Plan; (iv) determine the terms and conditions of any Award granted, including but not limited to, the exercise price, the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Board determines; (v) construe and interpret the terms of the Director Incentive Plan and Awards granted pursuant to the Director Incentive Plan; (vi) interpret and administer the Director Incentive Plan and any instrument or agreements relating to an Award; (vii) prescribe, amend and rescind rules and regulations relating to the Director Incentive Plan; (viii) amend the terms of any outstanding Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Non-Employee Director's rights under an outstanding Award shall not be made without the Non-Employee Director's written consent; (ix) allow a Non-Employee Director to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to the Non-Employee Director under an Award; (x) determine whether Awards shall be adjusted for Dividend Equivalents; and (xi) make all other determinations that the Board deems necessary or advisable for administering the Director Incentive Plan.
Amendment and Termination
The Board may at any time amend, alter, suspend or terminate the Director Incentive Plan.
Options
The Board will have the authority to grant Options to such participants, in such amounts and with such terms and conditions as it may from time to time approve, subject to the terms of the Director Incentive Plan.
Manner of Exercise
Any Option will be exercisable according to the terms of the Director Incentive Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award agreement) from the person entitled to exercise the Option, and (y) full payment for the shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Board and permitted by the Award agreement and the Director Incentive Plan. Shares issued upon exercise of an Option will be issued in the name of the Non-Employee Director or, if requested by the Non-Employee Director, in the name of the Non-Employee Director and his spouse. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Award, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as in certain circumstances described in “Adjustment to Shares” below or the applicable Award agreement. Exercising an Option in any manner will decrease the number of shares thereafter available for sale under the Option, by the number of shares as to which the Option is exercised.
Exercise Price
The price at which shares of common stock may be purchased upon the exercise of an Option will be determined by the Board at the time the Option is granted, but will not be less than the fair market value per share on the grant date.

Option Term
The term of each Option will be stated in each Award agreement, but in no event will be more than ten years from the date of grant. At the time an Option is granted, the Board will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Board, in its sole discretion, may accelerate the satisfaction of such conditions at any time.
Restricted Stock
Subject to the terms and provisions of the Director Incentive Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to a Non-Employee Director in such amounts as the Board, in its sole discretion, shall determine. Each Award of Restricted Stock will be evidenced by an Award agreement that will specify the vesting schedule (if any), the number of shares granted, and such other terms and conditions as the Board, in its sole discretion, shall determine. Unless the Board determines otherwise, shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on the Shares have lapsed. Shares of Restricted Stock covered by each Award will be released from escrow as soon as practical after the last day of the vesting schedule (if any). The Board, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Voting Rights
During the period of time the shares remain unvested (if at all), Non-Employee Directors holding shares of Restricted Stock may exercise full voting rights with respect to those shares, unless the Board determines otherwise.
Dividends and other Distributions
During the vesting schedule (if any), Non-Employee Directors holding shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to the shares unless otherwise provided in the Award agreement. If any dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
Return of Restricted Stock to Company
On the date set forth in the Award agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again shall become available for grant under the Director Incentive Plan.
Restricted Stock Units
The Board may grant Awards of Restricted Stock Units in such amounts and subject to such terms and conditions as the Board may determine, subject to the provisions of the Director Incentive Plan.
Other Stock-Based Awards
Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Director Incentive Plan and/or cash awards made outside of this Plan. The Board will have authority to determine the Non-Employee Directors to whom and the time or times at which Other Stock-Based Awards will be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.
General Provisions Regarding All Awards
Term of the Director Incentive Plan and Term of Awards
The Director Incentive Plan has been adopted by the Board and became effective on January 6, 2017, provided that if the Director Incentive Plan is not approved by the Company’s stockholders at the Company’s 2017 Annual Meeting of

Stockholders at such time, the Director Incentive Plan shall immediately and automatically thereafter terminate and any and all outstanding Awards granted thereunder shall be extinguished. Assuming the Director Incentive Plan is approved at the Company’s 2017 Annual Meeting of Stockholders on May 25, 2017, the Director Incentive Plan will continue to be in effect for a term of ten years from the effective date unless terminated earlier in accordance with the Director Incentive Plan.
Limits on Transfer of Awards
Unless determined otherwise by the Board, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by shall or by the laws of descent or distribution and may be exercised, during the lifetime of the Non-Employee Director, only by the Non-Employee Director. If the Board makes an Award transferable, such Award will contain such additional terms and conditions as the Board deems appropriate.
Adjustments to Shares

In the event of any change in the outstanding shares of the Company’s common stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the common stock, an adjustment will be made, as the Board deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Director Incentive Plan. Such adjustment may include an adjustment to the number and class of shares which may be delivered under the Director Incentive Plan, the number, class and price of shares subject to outstanding Awards, the number and class of shares issuable pursuant to Options, and the numerical limits described above under “Shares Available, Types of Awards, Individual limits”.
Change in Control
Unless otherwise provided in an Award agreement or the Board determines otherwise, in the event of a Change of Control (as defined in the Director Incentive Plan), the Non-Employee Director will fully vest in and have the right to exercise his Options as to all of the Award, including shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Stock, Restricted Stock Units and Other Stock-Based Awards, as applicable, will lapse.
Outstanding and Future Grants
It is not possible at this time to determine the awards that will be made in the future pursuant to the Director Incentive Plan. No grants have been made that are contingent on the approval of the Director Incentive Plan by our stockholders. Options and other awards may be granted in the future under the Director Incentive Plan within the discretion of the Board.
U.S. Federal Income Tax Consequences of the Director Incentive Plan
In General
The Director Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code (the “Code”).
The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder.
Nonqualified Options
Only nonqualified options may be granted under the Director Incentive Plan. No federal income tax is imposed on the optionee upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, the optionee will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon exercise will be the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock. At the time common stock received upon exercise of a nonqualified option is disposed of, any difference between the fair market value of the shares of common stock at the time of exercise and the amount realized on the disposition will be treated as capital gain or loss.
Upon an optionee’s exercise of a nonqualified option, the Company may claim a deduction for the compensation paid at the same time and in the same amount as compensation is treated as being received by the optionee, assuming the Company satisfies the federal income tax reporting requirements with respect to such compensation. The Company is not entitled to any tax deduction in connection with a subsequent disposition by the optionee of the shares of common stock.
Restricted Stock
A grantee generally will not recognize taxable income upon the grant of Restricted Stock, and the recognition of any income will be postponed until such shares are no longer subject to restrictions on transfer or the risk of forfeiture. When either the transfer restrictions or the risk of forfeiture lapses, the grantee will recognize ordinary income equal to the fair market value of the Restricted Stock at the time of such lapse. A grantee may elect to be taxed at the time of the grant of Restricted Stock and, if this election is made, the grantee will recognize ordinary income equal to the excess of the fair market value of the Restricted Stock at the time of grant (determined without regard to any of the restrictions thereon) over the amount paid, if any, by the grantee for such Restricted Stock. In each case, the Company will be entitled to a deduction for the corresponding amount.
Other Stock-Based Awards
In general, a participant who receives an Other Stock-Based Award will not be taxed on receipt of the Award, but instead the fair market value of the cash or common stock received will be taxable as ordinary income on the date that the cash or common stock is received in payment of the Award. The Company will be entitled to a deduction for the corresponding amount.

PROPOSAL 3:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are asking stockholders to approve, on a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in this proxy statement. At our 2012 Annual Meeting of Stockholders, our Board recommended, and a majority of our stockholders approved, the voting on this advisory vote each year. As described above in “Compensation Discussion and Analysis,” the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	attract, reward and retain the highest quality executive officers;

•	recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality;

•	provide motivation toward, and reward the accomplishment of, corporate annual objectives;

•	align executive officers’ compensation to stockholder interests; and

•	align executive officers’ incentives with both the short-term and long-term goals of the Company.

We urge stockholders to read “Compensation Discussion and Analysis” beginning on page 18 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as “Executive Compensation Matters” and the related compensation tables and narrative therein beginning on page 34, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has and will contribute to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the 2017 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Basic Energy Services, Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation Matters sections and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
A majority of the votes cast is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.
The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking the Company’s stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 3 above should occur every year, every two years or every three years.
Based on practices and our stockholder vote in 2011, and due consideration and an ongoing dialogue with our stockholders, the Board of Directors believes that continuing an advisory vote on executive compensation every year is the most appropriate policy for our stockholders and the Company.
An annual advisory vote on executive compensation would allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as annually disclosed in the proxy statement. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We look forward to hearing from our stockholders on this proposal.
Prior to voting on this proposal, we urge stockholders to read “Compensation Discussion and Analysis” beginning on page 18 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as “Executive Compensation Matters” and the related compensation tables and narrative therein beginning on page 34, which provide detailed information on the compensation of our named executive officers.
Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is not binding on the Board of Directors or the Company in any way. Notwithstanding the Board of Director’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
A majority of the votes cast is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.
The Board of Directors unanimously recommends a vote for holding the say on pay vote EVERY YEAR.
PROPOSAL 5:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has selected KPMG LLP as the Company’s independent auditor for fiscal year 2017, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the selection of KPMG as the Company’s independent auditor for the current fiscal year.
The Board of Directors unanimously recommends that you vote FOR this proposal.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.
The Company is soliciting proxies for the 2017 Annual Meeting and will bear the cost of solicitation. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and the Company will reimburse these parties for any out-of-pocket expenses.

PROPOSALS OF STOCKHOLDERS FOR 2018 ANNUAL MEETING

The Company expects that its 2018 Annual Meeting of Stockholders will be held in May 2018 consistent with prior annual meetings. Stockholders of record who intend to submit a proposal at the annual meeting of stockholders in 2018 must provide written notice to the Company in accordance with the Company’s Bylaws. Under the Company’s Bylaws, such notice must be received at the Company’s principal executive offices, addressed to the Secretary of the Company, not earlier than January 25, 2018 nor later than February 24, 2018, which are dates at least 90 days but not more than 120 days in advance of the first anniversary of the date of the Company’s 2017 Annual Meeting.
Stockholders who intend to submit a proposal at the annual meeting of stockholders in 2018 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed in the Company’s Bylaws and Rule l4a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in the proxy materials, stockholder proposals must be received by the Secretary of the Company at the Company’s principal executive offices not earlier than January 25, 2018 nor later than February 24, 2018. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
    Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2016, reports on Form 5 and amendments thereto furnished to the Company with respect to fiscal 2016, and written representations from officers and directors that no Form 5 was required to be filed, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the common stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during fiscal 2016, with the exception of the late Form 4 filings as described below:

(1)    On March 24, 2016, Mr. Webster was granted 15,000 shares of restricted stock. The Form 4 for Mr. Webster for this transaction was filed on March 29, 2016.

(2)    On November 16, 2016, Mr. Taylor sold 15,396 shares of common stock. The Form 4 for Mr. Taylor for     this transaction was filed on November 28, 2016.

(3)    On December 27, 2016, Luxor Capital Group, LP sold a total of 395,702 shares of common stock in a         series of transactions. The Form 4 for Luxor Capital Group, LP for these transactions was filed on December 30, 2016.

ADDITIONAL INFORMATION
We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.
We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may submit a written request to Secretary, Basic Energy Services, Inc., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102 or call (817) 334-4100. You may also review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.basicenergyservices.com.
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact our Secretary at the contact information listed above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.
A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.
The Corporate Governance Guidelines, the Code of Ethics and the charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are also available on the Company’s website at www.basicenergyservices.com, and copies of these documents are available to stockholders, without charge, upon request.

ANNEX A
BASIC ENERGY SERVICES, INC.
NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
1.Purpose of this Plan. The purpose of this Plan is to: (i) attract and retain highly qualified individuals to serve as Non-Employee Directors of the Company, (ii) provide additional incentives to Non-Employee Directors, and (iii) promote the success of the Company's business. This Plan permits the grant of Options, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards.

2.Definitions. As used in this Plan, the following definitions shall apply:
(a)"Award" means, individually or collectively, a grant under this Plan of Options, Restricted Stock, Restricted Stock Units, or Other Stock‑Based Awards.
(b)"Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan.
(c)"Awarded Stock" means the Common Stock subject to an Award.
(d)"Beneficial Owners" shall have the same meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(e)"Board" means the Board of Directors of the Company.
(f)"Change of Control" means, except as otherwise provided in the Award Agreement, the consummation of any of the following events:
(i)Any Person becomes the Beneficial Owner, directly or indirectly, of more than securities of the Company representing 30% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the "Outstanding Company Voting Securities"), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not be taken into account in determining whether a Change of Control has occurred: (i) any acquisition of voting securities of the Company directly from the Company or (ii) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries;

(ii)during any period of twelve (12) months, the following individuals (the "Incumbent Directors") cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date this Plan is approved by the Company’s stockholders, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent or proxy solicitation, relating to the election of directors of the Company by or on behalf of a Person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date this Plan is approved by the Board or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)consummation of a reorganization, recapitalization, merger or consolidation involving the Company, unless, following such transaction: (i) any individuals and entities that were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such transaction are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the transaction ("Successor Entity") in substantially the same relative proportions as their ownership immediately prior to such transaction; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to any such transaction; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such transaction.

(iv)the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of "nonqualified deferred compensation," "Change of Control" shall be limited to a "change in control event" as defined under Section 409A of the Code.
(g)"Code" means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be a reference to any successor or amended section of the Code.

(h)"Common Stock" means the common stock of the Company.

(i)"Company" means Basic Energy Services, Inc., a Delaware corporation, and any successor to thereto.
(j)"Dividend Equivalent" means a credit, made at the sole discretion of the Board, to the account of a Non-Employee Director in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Non-Employee Director. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option.

(k)"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(l)"Fair Market Value" means, with respect to a share of Common Stock as of a given date of determination hereunder, the closing price as quoted on any national stock exchange on which the Common Stock is then traded, or if the Common Stock was not traded on such date, then the immediately preceding date on which sales of shares of Common Stock have been so quoted or reported shall be used. If there should not be a public market for the Common Stock on such date, Fair Market Value shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

(m)"Non-Employee Director" means a member of the Board who is not a current employee of the Company or any of its Subsidiaries.

(n)"Option" means a nonstatutory stock option to purchase Common Stock granted pursuant to this Plan.
(o)"Other Stock-Based Awards" means any other awards not specifically described in this Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Board pursuant to Section 8 of this Plan.

(p)"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(q)"Plan" means this 2017 Non-Employee Director Incentive Plan.
(r)"Restricted Stock" means Shares issued pursuant to a Restricted Stock Award under Section 7 of this Plan or issued pursuant to the early exercise of an Option.

(s)"Restricted Stock Unit" means, pursuant to Sections 4 and 8 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(t)"Share" means a share of Common Stock, as adjusted in accordance with Section 11 of this Plan.
3.Stock Subject to this Plan.

(a)Stock Subject to this Plan. Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under this Plan is One Hundred Thousand (100,000) Shares. Shares shall not be deemed to have been issued pursuant to this Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under this Plan shall be reduced on a one-for-one basis. Subject to Section 11 of this Plan, any Award shall not exceed the following Share limitations per calendar year: (i) 20,000 (for Options) (ii) 20,000 (for Restricted Stock, Restricted Stock Units and Other Stock-Based Awards).

(b)Share Reserve. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

4.Administration of this Plan. This Plan shall be administered by the Board. The Board’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in this Plan. Subject to the provisions of this Plan, the Board shall have the authority, in its discretion to:
(a)determine the Fair Market Value of Awards;
(b)determine the number of Shares to be covered by each Award granted under this Plan;
(c)approve forms of Award Agreements for use under this Plan;
(d)determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Board, in its sole discretion, shall determine;
(e)construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;
(f)prescribe, amend and rescind rules and regulations relating to this Plan;
(g)amend the terms of any outstanding Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Non-Employee Director's rights under an outstanding Award shall not be made without the Non-Employee Director's written consent;
(h)allow a Non-Employee Director to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Non-Employee Director under an Award;

(i)determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;
(j)determine whether Awards shall be adjusted for Dividend Equivalents;
(k)create Other Stock-Based Awards for issuance under this Plan;
(l)establish one or more programs under this Plan to permit selected Non-Employee Directors the opportunity to elect to defer receipt of consideration upon exercise of an Award or other event that absent the election, would entitle the Non-Employee Director to payment or receipt of Shares or other consideration under an Award; and
(m)make all other determinations that the Board deems necessary or advisable for administering this Plan.
5.Eligibility. Only Non-Employee Directors are eligible to participate in this Plan.
6.Options.
(a)Term of Option. The term of each Option shall be stated in the Award Agreement, but shall in on event be more than ten years from the date of grant.
(b)Option Exercise Price and Consideration.
(i)Exercise Price. The per Share exercise price shall be determined by the Board, but shall not be less than Fair Market Value per Share on the date of grant.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Board shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Board, in its sole discretion, may accelerate the satisfaction of such conditions at any time.
(c)Form of Consideration. The Board shall determine the acceptable form of consideration for exercising an Option, including the method of payment.
(d)Exercise of Option. Any Option granted under this Plan shall be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Board and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of the Non-Employee Director or, if requested by the Non-Employee Director, in the name of the Non-Employee Director and his spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Award, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of this Plan or the applicable Award Agreement. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
7.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to a Non-Employee Director in such amounts as the Board, in its sole discretion, shall determine.

(b)Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the vesting schedule (if any), the number of Shares granted, and such other terms and conditions as the Board, in its sole discretion, shall determine. Unless the Board determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.
(c)Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Award made under this Plan shall be released from escrow as soon as practical after the last day of the veting schedule (if any). The Board, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.
(d)Voting Rights. During the period of time the Shares remain unvested (if at all), Non-Employee Directors holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Board determines otherwise.
(e)Dividends and Other Distributions. During the vesting schedule (if any), Non-Employee Directors holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(f)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under this Plan.
8.Restricted Stock Units. Subject to the provisions of this Plan, the Board may grant Awards of Restricted Stock Units in such amounts and subject to such terms and conditions as the Board may determine.
9.Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under this Plan and/or cash awards made outside of this Plan. The Board shall have authority to determine the Non-Employee Directors to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.
10.Non-Transferability of Awards. Unless determined otherwise by the Board, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by shall or by the laws of descent or distribution and may be exercised, during the lifetime of the Non-Employee Director, only by the Non-Employee Director. If the Board makes an Award transferable, such Award shall contain such additional terms and conditions as the Board deems appropriate.
11.Adjustments; Dissolution or Liquidation; Change of Control.
(a)Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Board deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under this Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Section 3 of this Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Non-Employee Director as soon as practical prior to the effective date of the proposed transaction. The Board, in its sole discretion, may provide for a Non-Employee Director to have the right to exercise his Award, to the extent applicable, until 10 days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Board may provide that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award shall terminate immediately prior to the consummation of such proposed action.
(c)Change of Control. Unless otherwise provided in an Award Agreement or the Board determines otherwise, in the event of a Change of Control, the Non-Employee Director shall fully vest in and have the right to exercise his Options as to all of the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Stock, Restricted Stock Units and Other Stock-Based Awards, as applicable, shall lapse.
12.Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Board makes the determination granting such Award, or a later date as is determined by the Board. Notice of the determination shall be provided to each Non-Employee Director within a reasonable time after the date of such grant.
13.Board and Stockholder Approval; Term of Plan. This Plan was adopted by the Board and became effective on January 6, 2017, provided that if this Plan is not approved by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders, this Plan shall immediately and automatically thereafter terminate and any and all outstanding Awards granted hereunder shall be extinguished. This Plan shall continue in effect for a term of ten years from the effective date unless terminated earlier under this Section 13 or Section 14 of this Plan.
14.Amendment and Termination of this Plan.
(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.
(b)Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of this Plan shall materially or adversely impair the rights of any Non-Employee Director, unless otherwise mutually agreed upon by the Non-Employee Director and the Board, which agreement must be in writing and signed by the Non-Employee Director and the Company. Termination of this Plan shall not affect the Board’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under this Plan prior to the date of termination.
15.Severability. Notwithstanding any contrary provision of this Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of this Plan or Award, as applicable, shall not in any way be affected or impaired thereby.
16.No Rights to Awards. No Non-Employee Director or other person shall have any claim to be granted any Award pursuant to this Plan, and neither the Company nor the Board shall be obligated to treat Non-Employee Directors or any other person uniformly.
17.No Stockholder Rights. Except as otherwise provided in this Plan or an Award Agreement, a Non-Employee Director shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Non-Employee Director becomes the record owner of the Shares.
18.Fractional Shares. No fractional Shares shall be issued and the Board shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

19.Governing Law. This Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Delaware, without regard to choice of law principles that direct the application of the laws of another state.
20.Unfunded Obligation. This Section 20 shall only apply to Awards that are not settled in Shares. Non-Employee Directors shall have the status of general unsecured creditors of the Company. Any amounts payable to Non-Employee Directors pursuant to this Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Non-Employee Directors account shall not create or constitute a trust or fiduciary relationship between the Board, the Company and Non-Employee Directors, or otherwise create any vested or beneficial interest in any Non-Employee Directors or the Non-Employee Director's creditors in any assets of the Company. The Non-Employee Directors shall have no claim against the Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to this Plan.
21.Section 409A. It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Board specifically determines otherwise, and this Plan and the terms and conditions of all Awards shall be interpreted accordingly. The following rules shall apply to Awards intended to be subject to Section 409A of the Code ("409A Awards"):
(a)Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a "specified employee" (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six‑month period following such separation from service.
(b)In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.
(c)In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.
(d)Each payment that a Non-Employee Director may receive under this Plan that is governed by Section 409A of the Code shall be treated as a "separate payment" for purposes of Section 409A of the Code.
22.Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of this Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.
* * * * *

BASIC ENERGY SERVICES, INC.
ATTN: MIKE DYE
801 CHERRY STREET, SUITE 2100
FORT WORTH, TX 76102

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Access "www.proxyvote.com" or scan the Quick Response code with your smart phone up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26519-P91455 KEEP THIS PORTION FOR YOUR RECORDS

IF YOU ARE NOT VOTING VIA TELEPHONE OR INTERNET, DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BASIC ENERGY SERVICES, INC.

The Board of Directors recommends you vote FOR the following Class I Directors:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Thomas M. Patterson
02) Julio M. Quintana
03) Anthony J. DiNello

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 year on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of future votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5. Ratification of the appointment of KPMG LLP as the Company's independent auditor for fiscal year 2017.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. **If no direction is made, this proxy will be voted as to all shares of the undersigned FOR the election of each of the nominees listed in Proposal 1, FOR Proposals 2, 3 and 5, 1 year on Proposal 4, and in the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.** This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU ARE NOT VOTING VIA TELEPHONE OR INTERNET, DETACH AND RETURN THIS PORTION ONLY

E26520-P91455

BASIC ENERGY SERVICES, INC.
Annual Meeting of Stockholders
May 25, 2017, 10:00 AM
This proxy is solicited by the Board of Directors

The 2017 Annual Meeting of the Stockholders of Basic Energy Services, Inc. (the "Company") will be held on Thursday, May 25, 2017 at 10:00 a.m., local time, at the Fort Worth Club, located at 306 W. 7th Street, Fort Worth, Texas 76102. The undersigned, having received the Notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints T.M. "Roe" Patterson and Alan Krenek, or either of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the 2017 Annual Meeting scheduled to be held on May 25, 2017, or at any adjournment or postponement thereof, on all matters coming before said meeting, all shares of Common Stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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